UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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TYCO INTERNATIONAL PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

WEDNESDAY, MARCH 4, 2015

THE MERRION HOTEL, 24 UPPER MERRION STREET, DUBLIN 2, IRELAND

NOTICE IS HEREBY GIVEN that the 2015 Annual General Meeting of Shareholders of Tyco International public limited company will be held on March 4, 2015 at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland at 3:00 pm, local time for the following purposes:

Ordinary Business

1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2016:

(a) Edward D. Breen	(b) Herman E. Bulls	(c) Michael E. Daniels
(d) Frank M. Drendel	(e) Brian Duperreault	(f) Rajiv L. Gupta
(g) George R. Oliver	(h) Brendan R. O’Neill	(i) Jürgen Tinggren
(j) Sandra S. Wijnberg	(k) R. David Yost

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

Special Business

3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

4.	To determine the price range at which the Company can reissue shares that it holds as treasury shares (Special Resolution).

5.	To approve, in a non-binding advisory vote, the compensation of the named executive officers.

6.	To act on such other business as may properly come before the meeting or any adjournment thereof.

This Notice of Annual General Meeting and proxy statement and the enclosed proxy card are first being sent on or about January 15, 2015 to each holder of record of the Company’s ordinary shares at the close of business on January 5, 2015. The record date for the entitlement to vote at the Annual General Meeting is January 5, 2015 and only registered shareholders of record on such date are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. During the meeting, management will also present the Company’s Irish Statutory Accounts for the fiscal year ended September 26, 2014. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and our Irish Statutory Accounts are available to shareholders at www.proxyvote.com and are also available in the Investor Relations section of our website at www.tyco.com.

By Order of the Board of Directors,

Judith A. Reinsdorf

Executive Vice President and General Counsel

January 15, 2015

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE PROXY PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; SUBMIT A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

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PROXY STATEMENT SUMMARY

Annual General Meeting

Time and Date:	3:00 pm, local time, on March 4, 2015

Place:	The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland

Record Date:	January 5, 2015

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual General Meeting

Admission:	All shareholders are invited to attend the Annual General Meeting. Registration will commence on the day of the meeting.

Proposals to be Voted Upon

Board Recommendation

1. Elect, by separate resolution, each nominee to the Board of Directors.	FOR each nominee

2.     By separate resolutions, ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

FOR

3. Authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.	FOR

4. Determine the price range at which the Company can reissue shares that it holds as treasury shares. (Special Resolution).	FOR

5. Approve, in a non-binding advisory vote, the compensation of the named executive officers.	FOR

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The Nominees to our Board of Directors

We are asking you to vote FOR all the director nominees listed below. All current directors attended at least 90% of the Board and committee meetings on which he or she sits. Detailed information regarding these individuals, along with all other Board nominees, is set forth beginning on page 11. Summary information is set forth below.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Edward D. Breen Former Chief Executive Officer and current Chairman of Tyco	58	2002		Non-executive chair
Herman E. Bulls Chairman of Jones Lang LaSalle’s Public Institutions specialty practice	58	2014	✓	Nominating & Governance
Michael E. Daniels Former Senior Vice President of Global Technology Services group at IBM	60	2010	✓	Audit
Frank M. Drendel Non-executive Chairman of CommScope Holding Company	69	2012	✓	Nominating & Governance
Brian Duperreault Chief Executive Officer of Hamilton Insurance Group, Ltd.	67	2004	✓	Nominating & Governance (chair) Lead Director
Rajiv L. Gupta Former Chairman and Chief Executive Officer of Rohm & Haas Company	69	2005	✓	Compensation (chair)
George R. Oliver Chief Executive Officer of Tyco	54	2012		N/A
Brendan R. O’Neill Former Chief Executive Officer of Imperial Chemicals PLC	66	2003	✓	Audit (chair)
Jürgen Tinggren Former Chief Executive Officer and current Director of Schindler Group	56	2014	✓	Audit
Sandra S. Wijnberg Deputy Head of Mission, Office of the Quartet Representative	58	2003	✓	Compensation
R. David Yost Former Chief Executive Officer of AmerisourceBergen	67	2009	✓	Compensation

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Non-Binding Advisory Vote on Executive Compensation

Proposal number five is our annual advisory vote on the Company’s executive compensation philosophy and program. Detailed information regarding these matters is included under the heading “Compensation Discussion & Analysis,” and we urge you to read it in its entirety. We have successfully completed our second full year since the spin-offs of our North American residential security business and our flow control business, and our compensation philosophy and structure for executive officers remains dedicated to the concept of paying for performance, and continues to be heavily weighted with performance based awards, as illustrated below.

Tyco delivered strong financial results and made substantial operational and strategic progress in fiscal 2014:

■	Organically, revenue* grew by 3% compared to 1% in the prior year. This reflected strong 6% organic growth in our Global Products business, 2% growth in our installation businesses and 1% growth in our service businesses.

■	Segment operating margin before special items* improved 90 basis points over the prior year to 13.9% (12.7% on a GAAP basis); and

■	Diluted earnings per share from continuing operations before special items* improved 20% over the prior year to $1.99 per share ($1.71 on a GAAP basis).

* Non-GAAP metrics. See Non-GAAP Reconciliations.

These results drove the payouts under the Company’s Annual Incentive Program, with Mr. George Oliver, our CEO, achieving a payout of 105% of his target award. We believe this demonstrates our commitment to paying for performance.

As noted above, for our CEO, over 85% of annual targeted direct pay continues to be in the form of at-risk performance-based compensation—consisting of long-term equity awards and the annual performance bonus. Moreover, as a result of this structure, our CEO’s compensation has been correlated to Company performance in fiscal 2014. In addition, we have in place a strong framework that is essential to governing our executive compensation program. The framework and executive compensation philosophy, which are described in more detail in the Compensation Discussion & Analysis, are established by an independent Compensation Committee that is advised by an independent consultant. As a result, our Board of Directors urges you to vote FOR proposal number five and endorse our executive compensation philosophy and program.

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QUESTIONS AND ANSWERS ABOUT THIS

PROXY STATEMENT AND THE ANNUAL GENERAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual General Meeting. These questions and answers may not address all questions that may be important to you. For more information, please refer to the more detailed information contained elsewhere in this proxy statement, including the documents referred to or incorporated by reference herein. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Unless we have indicated otherwise, in this proxy statement references to the “Company,” “Tyco”, “we,” “us,” “our” and similar terms refer to Tyco International public limited company and its consolidated subsidiaries.

Why did I receive this Proxy statement?

We have sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 4, 2015. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Our 2014 Annual Report on Form 10-K, which includes our consolidated financial statements for the fiscal year ended September 26, 2014 (the “Annual Report”), is enclosed with these materials.

Who is entitled to vote?

Each holder of Tyco ordinary shares in our register of shareholders (such owners are often referred to as “shareholders of record,” “record holders” or “registered shareholders”) as of the close of business on January 5, 2015, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. On January 5, 2015, there were 419, 916, 852 ordinary shares outstanding and entitled to vote at the Annual General Meeting. Any Tyco shareholder of record as of the record date who does not receive notice of the Annual General Meeting and proxy statement, together with the enclosed proxy card or voting instruction card and the Annual Report, may obtain a copy at the Annual General Meeting or by contacting Tyco at +353-21-423-5000.

We have requested that banks, brokerage firms and other nominees who hold ordinary shares on behalf of the owners of the ordinary shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on January 5, 2015 forward these materials, together with a proxy card or voting instruction card, to such beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in its ordinary shares through participation in Tyco’s retirement savings plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the ordinary shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

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How many votes do I have?

Every holder of an ordinary share on the record date will be entitled to one vote per share for each matter presented at the Annual General Meeting. Because each Director’s election is the subject of a separate resolution, every holder of an ordinary share on the record date will be entitled to one vote per share for each separate Director election resolution.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name, in our share register operated by our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy to the persons named in the proxy card (see “How Do I Appoint and Vote via a Proxy?” below), or to grant a written proxy to any other person, which person does not need to be a shareholder, or to attend and vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use in which you can elect to appoint the officers of the Company named therein as your proxy.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under “How do I attend the Annual General Meeting?” and “How do I vote?” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How do I vote?

A proxy card is being sent to each shareholder of record as of the record date. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. Otherwise, you can vote in the following ways:

■	By Mail: If you are a holder of record, you can vote by marking, dating and signing the appropriate proxy card and returning it by mail in the enclosed postage-paid envelope. If you beneficially own your ordinary shares, you can vote by following the instructions on your voting instruction card.

■	By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or the voting instruction card or in the Notice of Internet availability of proxy materials previously sent to you. If you are not a holder of record, you can vote using a touchtone telephone by calling 1-800-454-8683.

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■	At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting. Shareholders who own their shares in “street name” are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your ordinary shares by proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on March 3, 2015.

How do I appoint and vote via a proxy?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. You may also grant a written proxy to any other person by filling in the proxy card and identifying the person, which person does not need to be a shareholder, or attend and vote in person at the Annual General Meeting. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors “FOR” each of the agenda items listed above.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, the Company officer acting as your proxy will vote in accordance with the recommendation of our Board of Directors. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card or submitting your vote electronically will not affect your right to attend the Annual General Meeting. You must return your proxy cards by the times and dates set forth below under “Returning Your Proxy Card” in order for your vote to be counted.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco shares. Registration will begin at 2:00 pm, local time, and the Annual General Meeting will begin at 3:00 pm, local time.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the specific instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card but do not indicate specific instructions for voting, you instruct the proxy to vote your shares, “FOR” each director and “FOR” all other proposals. For any other matter which may properly come before the Annual General Meeting, and any adjournment or postponement thereof, you instruct, by submitting proxies with blank voting instructions, the proxy to vote in accordance with the recommendation of the Board of Directors.

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May I change or revoke my vote after I return my proxy or voting instruction card?

You may change your vote before it is exercised by:

■	If you voted by telephone or the Internet, submitting subsequent voting instructions through the telephone or Internet;

■	Submitting another proxy card (or voting instruction card if you beneficially own your ordinary shares) with a later date; or

■	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Annual General Meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

What does it mean if I receive more than one proxy or voting instruction card?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and Annual Report will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of our shares, your broker, bank or other nominee may deliver only one copy of the proxy statement and Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate written copy of the proxy statement, now or in the future, should submit their request to us by telephone at 353-21-423-5000 or by submitting a written request to Tyco Shareholder Services, Tyco International plc, Unit 1202 Building 1000 City Gate, Mahon, Cork, Ireland.

What vote is required to approve each proposal at the Annual General Meeting?

Tyco intends to present proposals numbered one through five for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2016:

(a) Edward D. Breen	(b) Herman E. Bulls	(c) Michael E. Daniels
(d) Frank M. Drendel	(e) Brian Duperreault	(f) Rajiv L. Gupta
(g) George R. Oliver	(h) Brendan R. O’Neill	(i) Jürgen Tinggren
(j) Sandra S. Wijnberg	(k) R. David Yost

The election of each director nominee requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

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2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The ratification of the appointment of Deloitte & Touch LLP as the independent auditors of the Company and the authorization of the Audit Committee to set its remuneration requires, in each case, the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

The authorization for the Company and/or any its subsidiaries to make market purchases of Company shares requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

4.	To determine the price range at which the Company can reissue shares that it holds as treasury shares (Special Resolution).

The authorization of the price range at which the Company may reissue any shares held in treasury requires the affirmative vote of at least 75% of the votes properly cast (in person or by proxy) at the Annual General Meeting.

5.	To approve, in a non-binding advisory vote, the compensation of the named executive officers.

The non-binding approval of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting. The advisory vote on executive compensation is non-binding, meaning that our Board of Directors will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies as a result of the vote.

What is the quorum requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of Tyco’s ordinary shares which are outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

■	are present and vote in person at the meeting;

■	have voted by telephone or the Internet; OR

■	you have submitted a proxy card or voting instruction form by mail.

What is the effect of broker non-votes and abstentions?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

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A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to the rules of The New York Stock Exchange (the “NYSE”). We believe the following proposals will be considered non-routine under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 1 (Election of Directors) and Proposal No. 5 (Advisory Vote on Executive Compensation). Therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this proxy statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxy holders must vote in accordance with the instructions given by the shareholder. You may specifically instruct the proxy holder how to vote in such a situation. In the absence of specific instructions, by signing the proxy, you instruct the proxy holder to vote in accordance with the recommendations of the Board of Directors.

Who will count the votes?

Broadridge Financial Solutions will act as the inspector of election and will tabulate the votes.

Important notice regarding the availability of proxy materials for the Annual General Meeting:

Our proxy statement for the Annual General Meeting and the form of proxy card are available at www.proxyvote.com.

As permitted by SEC rules, we are making this proxy statement available to our shareholders electronically via the Internet. On January 15, 2015, we first mailed to our shareholders a Notice containing instructions on how to access this proxy statement and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Returning Your Proxy Card

Shareholders who are voting by mail should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions and received at one of the addresses set forth below by the dates and times specified:

Ireland:

By 5:00 p.m., local time, on March 3, 2015 by hand or mail at:

Tyco International plc

Unit 1202 Building 1000 City Gate,

Mahon, Cork, Ireland

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United States:

By 5:00 p.m., Eastern Standard Time, on March 3, 2015 by mail at:

Broadridge Financial Solutions

c/o Vote Processing

51 Mercedes Way

Edgewood, NY 11717

If your shares are held beneficially in “street name,” you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco shares on your behalf.

Admission to the Annual General Meeting

Shareholders who are registered in the share register on January 5, 2015 will receive the proxy statement and proxy cards from us. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a “legal proxy” executed in their favor, from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. For further information, refer to “Who is entitled to vote?”, “What is the difference between holding shares as a shareholder of record and as a beneficial owner?”, “How do I appoint and vote via a proxy?” and “How do I attend the Annual General Meeting?”

Tyco Annual Report

The Tyco International plc 2014 Annual Report containing our audited consolidated financial statements with accompanying notes is available on the Company’s Web site in the Investor Relations Section at www.tyco.com. Copies of these documents may be obtained without charge by contacting Tyco by phone at +353-21-423-5000. Copies may also be obtained without charge by contacting Investor Relations in writing, or may be physically inspected, at the offices of Tyco International plc, Unit 1202 Building 1000 City Gate, Mahon, Cork, Ireland.

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AGENDA ITEMS

PROPOSAL NUMBER ONE – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the Annual General Meeting a slate of 11 nominees, all of whom currently serve on our Board. Biographical information regarding each of the nominees is set forth below. We are not aware of any reason why any of the nominees will not be able to serve if elected. The term of office for members of the Board of Directors commences upon election and terminates upon completion of the first Annual General Meeting of Shareholders following election.

DIRECTOR NOMINEES

Edward D. Breen—Mr. Breen, age 58, was our Chairman and Chief Executive Officer from July 2002 to September 28, 2012. Upon completion of the spin-offs of ADT and Tyco Flow Control in September 2012, Mr. Breen stepped down from his role as Chief Executive Officer and continued as Chairman of the Board of Directors. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group. Mr. Breen was a director of McLeod USA Incorporated from 2001 to 2005 and Comcast Corporation from 2005 to 2011 and he rejoined the Comcast board in 2014. Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen’s extensive experience and leadership in the communications and technology equipment industries, including the cable and broadband industries, and his service as our Chief Executive Officer from 2002 to 2012, render him qualified to serve as one of our directors.

Herman E. Bulls—Mr. Bulls, age 58, joined our Board in March 2014. He is Chairman of Jones Lang LaSalle’s Public Institutions specialty, which he founded, and also serves as International Director of Global Markets for the company focusing on client relationships and mergers and acquisitions. Mr. Bulls is Chief Executive Officer of Bulls Advisory Group, a real estate consulting and advisory firm, and also co-founded and served as President and CEO of Bulls Capital Partners, a commercial mortgage banking firm. Before joining Jones Lang LaSalle, Mr. Bulls completed nearly 12 years of active duty service with the United States Army and retired as a Colonel in the U.S. Army Reserves in 2008. He is a member of the Executive Leadership Council, an organization of senior African American business executives from Fortune 500 companies, and former Chairman of the Executive Leadership Foundation. He is former Vice Chairman, West Point Association of Graduates Board of Directors, and is currently a board member and a member of Leadership Washington and the Real Estate Executive Council. Mr. Bulls is a founding member and served as the inaugural President of the African American Real Estate Professionals of Washington, D.C. He is also a member of the Real Estate Advisory Committee for the New York State Teachers’ Retirement System. Mr. Bulls is on the board of directors of Comfort Systems, USA, Inc., a provider of heating, ventilation and air conditioning services; Rasmussen Inc., a post-secondary for profit educational services organization; USAA, a provider of banking, insurance and investment management services to the military community; and Exelis Inc., an aerospace and defense firm. Mr. Bulls received a bachelor of science degree in engineering from the U.S. Military Academy at West Point and a master of business administration degree in finance from Harvard Business School. Mr. Bulls’ qualifications to serve on our Board include his over 35 years of experience in development, leadership, operations, teaching, investment management and business development/retention.

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Michael E. Daniels—Mr. Daniels, age 60, joined our Board in March 2010. Prior to his retirement in March 2013, Mr. Daniels was the Senior Vice President of the Global Technology Services group of International Business Machines Corporation, a business and IT services company with operations in more than 160 countries around the world. In this role, Mr. Daniels had worldwide responsibility for IBM’s Global Services business operations in outsourcing services, integrated technology services, maintenance, and Global Business Services, the consulting and applications management arm of Global Services. Since he joined IBM in 1976, Mr. Daniels held a number of leadership positions in sales, marketing, and services, and was general manager of several sales and services businesses, including IBM’s Sales and Distribution operations in the United States, Canada and Latin America, its Global Services team in the Asia Pacific region, Product Support Services, Availability Services, and Systems Solutions. Mr. Daniels serves as a director of Thomson Reuters, a provider of intelligent information for businesses, and SS&C Technologies, a provider of specialized software, software enabled-services and software as a service solutions to the financial services industry. He is a graduate of the Holy Cross College in Massachusetts with a degree in political science, and is also a trustee of Holy Cross. Mr. Daniels’ qualifications to serve on our board include his extensive global business experience with IBM, his sales, marketing and services expertise and his deep understanding of enterprise technology.

Frank M. Drendel—Mr. Drendel, age 69, joined our Board in October 2012. He is currently Non-Executive Chairman of the Board of CommScope Holding Company, Inc., a public company that develops infrastructure solutions for communications networks in more than 100 countries. Prior to the acquisition of CommScope by funds affiliated with The Carlyle Group in January 2011, Mr. Drendel served as Chief Executive Officer of CommScope from its founding in 1976. He also served as Chairman since July 1997, when CommScope was spun-off from General Instrument Corporation. While at CommScope, Mr. Drendel also served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992, a director of General Instrument Corporation from 1992 until 1997, and a director of NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from 1997 until January 2000. Mr. Drendel was formerly a director of Sprint Nextel Corporation from 2005 to 2008 and a director of Nextel Communications, Inc. from 1997 to 2005. Mr. Drendel is a director of the National Cable & Telecommunications Association. He holds a bachelor’s degree in marketing from Northern Illinois University. Mr. Drendel’s qualifications to serve on our board include his extensive experience as an executive officer in the data communications and technology industries.

Brian Duperreault—Mr. Duperreault, age 67, joined our Board in March 2004. Mr. Duperreault is the Chief Executive Officer of Hamilton Insurance Group, Ltd. He served as President, Chief Executive Officer and director of Marsh & McLennan Companies, Inc. from January 2008 until his retirement in December 2012. Previously he served as Chairman of ACE Limited, an international provider of a broad range of insurance and reinsurance products, from October 1994 to May 2007. He served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault was employed with American Insurance Group (“AIG”) since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc. (“AIU”) from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault is a member of the Board of Directors of the IESE Business School, the Board of Overseers of the School of Risk Management of St. John’s University and the Bermuda Institute of Ocean Sciences. Previously, Mr. Duperreault also served as a director of the Bank of N.T. Butterfield & Son, Ltd., a provider of international financial services. Mr. Duperreault is our Lead Director and chair of the Company’s Nominating and Governance Committee. Mr. Duperreault’s qualifications to serve on the board include his extensive experience as an executive and board member of publicly traded companies, his experience in risk management and his global business experience and leadership.

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Rajiv L. Gupta—Mr. Gupta, age 69, joined our Board in March 2005. Mr. Gupta served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to 2009. He served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, an M.S. in operations research from Cornell University and an M.B.A. in finance from Drexel University. Mr. Gupta also is a director of the Vanguard Group, Hewlett-Packard Company, Delphi Automotive, plc and a number of private companies. He serves as Chairman of Avantor Performance Materials, Inc., a privately held maker of performance materials. He is also a senior advisor of New Mountain Capital LLC. Mr. Gupta is the chair of the Company’s Compensation Committee. Mr. Gupta’s qualifications to serve on the board include his broad international leadership experience as an executive at Rohm and Haas, his engineering and science background, and his corporate governance experience as a board member and executive in several publicly traded and private companies.

George R. Oliver—Mr. Oliver, age 54, is our Chief Executive Officer, who joined our Board in September 2012. He joined Tyco in July 2006, serving as president of Tyco Safety Products from 2006 to 2010 and as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011. Before joining Tyco, he served in operational leadership roles of increasing responsibility at several General Electric divisions. Mr. Oliver also serves as a director on the board of Raytheon Company, a company specializing in defense, security and civil markets throughout the world, and is a trustee of Worcester Polytechnic Institute. Mr. Oliver has a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute. Mr. Oliver’s qualifications to serve on the board include his extensive leadership experience as an executive and his position as the Chief Executive Officer of Tyco.

Brendan R. O’Neill—Dr. O’Neill, age 66, joined our Board in March 2003. Dr. O’Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O’Neill is a director of Informa plc and Towers Watson & Co. He chairs the Audit Committee of Informa plc. Dr. O’Neill was also a director of Rank Group, a hospitality and leisure business from 2005 to 2007, Aegis Group Plc, a global market research company, from 2005 to 2009 and Endurance Specialty Holdings from 2005 to 2014. Dr. O’Neill is the chair of the Audit Committee. Dr. O’Neill is qualified to serve on the board because of his extensive experience in executive positions, his service as a director for a broad spectrum of international companies and his financial acumen and understanding of accounting principles.

Jürgen Tinggren—Mr. Tinggren, age 56, joined our Board in March 2014. He was the chief executive officer of the Schindler Group, a global provider of elevators, escalators and related services, through December 2013 and was elected to the board of directors of Schindler in March 2014. He joined the Group Executive Committee of Schindler in April 1997, initially with responsibility for Europe and thereafter for the Asia/Pacific region and the Technology and Strategic Procurement. In 2007, he was appointed Chief Executive Officer and President of the Group Executive Committee of the Schindler Group. Mr. Tinggren also serves on the Board of the Sika AG Group and Schenker Winkler Holding. He is also a Trustee of The Conference Board. Mr. Tinggren holds a joint M.B.A. from the Stockholm School of Economics and New York University Business School. Mr. Tinggren’s

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qualifications to serve on our board include his extensive global business experience with Schindler, his familiarity with industrial products and service businesses and with European and non-U.S. markets in general, and his experience as the chief executive of a publicly traded global enterprise.

Sandra S. Wijnberg—Ms. Wijnberg, age 58, joined our Board in March 2003. In July 2014 Ms. Wijnberg was named Deputy Head of Mission, Office of the Quartet Representative, which is charged with implementing the Palestinian economic development agenda of the Quartet (the United Nations, the United States, the European Union and Russia.) Since April 2014 she has been on a leave of absence from Aquiline Holdings LLC, a registered investment advisor, where she was Chief Administrative Officer since April 2007. From January 2000 to April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc., Ms. Wijnberg held various positions at YUM! Brands, PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California. Ms. Wijnberg also served on the board and was chair of the Audit Committee of Tyco Electronics Ltd., a manufacturer of electronic parts and equipment, from 2007 to 2009. Ms. Wijnberg’s qualifications to serve on the board include her significant experience as an executive in leadership positions in a diverse range of businesses and her financial acumen gained as the chief financial officer of a publicly traded company and as a private equity investor.

R. David Yost—Mr. Yost, age 67, joined our Board in March 2009. Mr. Yost served as Director and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from August 2001 to June 2011 when he retired. He was Chairman and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to August 2001, and President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 1997. Mr. Yost also serves as a director of Exelis Inc., a diversified global aerospace, defense and information solutions company, Marsh & McLennan Companies, Inc., and Bank of America. Mr. Yost is a graduate of the U.S. Air Force Academy and holds an M.B.A. from the University of California, Los Angeles. Mr. Yost’s qualifications to serve on the board include his extensive leadership and corporate governance experience gained as the chief executive and director of a large publicly traded company in the pharmaceutical industry.

Election of each Director requires the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Each Director’s election is the subject of a separate resolution and shareholders are entitled to one vote per share for each separate Director election resolution.

The Board unanimously recommends that shareholders vote FOR the election of each nominee for Director to serve until the completion of the next Annual General Meeting.

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PROPOSAL NUMBER TWO – APPOINTMENT OF AUDITORS AND AUTHORITY TO SET REMUNERATION

Deloitte & Touche LLP served as our independent auditors for the fiscal year ended September 26, 2014. The Audit Committee has selected and appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending September 25, 2015. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 25, 2015 and to authorize the Audit Committee of the Board of Directors to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent auditors. If the appointment of Deloitte & Touche LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte & Touche LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approval policy of audit and non-audit services, see below. Please also see the Audit Committee Report included in this Proxy Statement for additional information about our auditors.

The ratification of the appointment of the independent auditors and the authorization for the Audit Committee to set the remuneration for the independent auditors requires the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

The Audit Committee and the Board unanimously recommend a vote FOR these proposals.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to Tyco by Deloitte & Touche LLP and its affiliates as of and for the two most recent fiscal years are set forth below. The aggregate fees included are fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year 2014		Fiscal Year 2013
	(in millions	)	(in millions	)
Audit Fees	$17.1		$17.3
Audit-Related Fees	0.9		0.2
Tax Fees	0.1		1.9
All Other Fees	3.5		—

Total	$21.6		$19.4

Audit Fees for the fiscal years ended September 26, 2014 and September 27, 2013 were for professional services rendered for the integrated audits of our consolidated financial statements and

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internal controls over financial reporting, quarterly reviews of the condensed consolidated financial statements included in Tyco’s Quarterly Reports on Form 10-Q, statutory audits, consents, international filings and other assistance required to complete the year-end audit of the consolidated financial statements.

Audit-Related Fees for the fiscal years ended September 26, 2014 and September 27, 2013 were for services related to statutorily required attest services in various countries and for accounting and disclosure consultations.

Tax Fees for the fiscal years ended September 26, 2014 and September 27, 2013 were for tax compliance and planning services.

All Other Fees for the fiscal year ended September 26, 2014 were for permitted advisory services related to our global shared service strategy and operations.

All of the services described above were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. No service may extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

In accordance with the policy, the chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors for a specific service when the entire Committee is unable to do so. All such pre-approvals must be reported to the Audit Committee at the next Committee meeting.

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PROPOSAL NUMBER THREE – AUTHORIZATION TO MAKE MARKET PURCHASES OF COMPANY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that the Board of Directors believes are important to continue. During fiscal 2014, as a Swiss entity, we repurchased approximately 42 million of our registered shares in open-market purchases as part of our share repurchase program. All shares repurchased during fiscal 2014, as well as any shares held in treasury as of the effective date of the merger, were canceled as of November 17, 2014. On December 18, 2014, we received Irish High Court approval to reduce the Company’s share premium and create distributable reserves, which makes it possible for the Company to continue to pay dividends or to repurchase or redeem its ordinary shares.

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases of up to 10% of the Company’s issued shares. Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

Such purchases would be made only at price levels which the Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. The Company currently expects to effect repurchases under our existing share repurchase authorization as redemptions pursuant to Article 3(d) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company will not be able to make market purchases of the Company’s shares.

In order for the Company or any of its subsidiaries to make market purchases of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

Ordinary Resolution

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the Company and any subsidiary of the Company is hereby generally authorized to make market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the provisions of the Companies Act 1990 (and/or any corresponding provision of any replacement legislation) and to the following provisions:

(a) The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 41,838,715 ordinary shares of US$0.01 each (which represents approximately 10% of the Company’s issued ordinary shares as of the effective date of the merger).

(b) The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day

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preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c) This general authority will be effective from the date of passing of this resolution and will expire on the earlier of the date of the annual general meeting in 2016 or eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 215 of the Companies Act 1990 (and/or any corresponding provision of any replacement legislation). The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

The authorization for the Company and/or any its subsidiaries to make market purchases of Company shares requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER FOUR – DETERMINE THE PRICE RANGE AT WHICH THE COMPANY MAY REISSUE TREASURY SHARES

Our historical open-market share repurchases and other share buyback activities result in ordinary shares being acquired and held by the Company as treasury shares. We may reissue treasury shares that we acquire through our various share buyback activities in connection with our executive compensation program and our other compensation programs.

Under Irish law, our shareholders must authorize the price range at which we may reissue any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose the renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be reissued are 95% and 120%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance. Any reissuance of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

Special Resolution

The text of the resolution in respect of Proposal 4 (which is proposed as a special resolution) is as follows:

RESOLVED, that the reissue price range at which any treasury shares held by the Company may be reissued off-market shall be as follows:

(a) the maximum price at which such treasury share may be reissued off-market shall be an amount equal to 120% of the “market price”; and

(b) the minimum price at which a treasury share may be reissued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c) for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to reissue treasury shares shall expire on the earlier of the date of the annual general meeting of the Company held in 2016 or at eighteen months from the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Section 209 of the Companies Act 1990 (and/or any corresponding provision of any replacement legislation).

The authorization of the price range at which the Company may reissue any shares held in treasury requires the affirmative vote of at least 75% of the votes properly cast (in person or by proxy) at the Annual General Meeting.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER FIVE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment with regard to the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this Proxy Statement entitled “Compensation Discussion & Analysis,” and endorse or not endorse our fiscal 2014 executive compensation philosophy, programs and policies and the compensation paid to the Executive Officers.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Advisory Non-Binding Resolution

The text of the resolution, which if thought fit, will be passed as an advisory non-binding resolution at the Annual General Meeting, is as follows:

RESOLVED, that shareholders approve, on an advisory basis, the compensation of the Company’s Executive Officers, as disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

The Board unanimously recommends that shareholders vote FOR this proposal.

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GOVERNANCE OF THE COMPANY

Our corporate governance principles are embodied in a formal document that has been approved by Tyco’s Board of Directors (the “Board”). It is posted on our website at www.tyco.com under the heading “About—Board of Directors.” We will also provide a copy of the corporate governance principles to shareholders upon request. Our corporate governance guidelines and general approach to corporate governance as reflected in our Memorandum and Articles of Association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the Board and the criteria for determining the independence of directors.

References to Board activities in this proxy statement, for example dates of service and remuneration, apply to the Board of Tyco International Ltd., our Swiss parent holding company prior to the merger effected on November 17, 2014 and to the Board of Tyco with effect from November 17, 2014.

Vision and Values of Our Board

Tyco’s Board is responsible for directing and overseeing the management of Tyco’s business in the best interests of the shareholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting and legal compliance, determines Tyco’s governance principles and implements its governance policies. The Board, together with management, is responsible for establishing Tyco’s values and code of conduct and for setting strategic direction and priorities.

While Tyco’s strategy evolves in response to changing market conditions, Tyco’s vision and values are enduring. Our governance principles, along with our vision and values, constitute the foundation upon which Tyco’s governance policies are built. Our vision, values and principles are discussed below.

Tyco believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the firm, and governance at Tyco is intended to optimize both. Tyco also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining Directors and officers of proven leadership ability and personal integrity.

Tyco Vision: Why We Exist and the Essence of Our Business

Tyco is dedicated to advancing fire safety and security by finding innovative ways to save lives, improve businesses and protect people where they live and work. Our aim is to be our customers’ first choice in every market we serve by exceeding commitments, providing new technology solutions, leveraging our diverse brands, driving operational excellence, and committing to the highest standards of business practices—all of which will drive Tyco’s long-term growth, value, and success.

Tyco Values: How We Seek to Conduct Ourselves

■	Integrity: We demand of each other and ourselves the highest standards of individual and corporate integrity. We safeguard Company assets. We foster an environment of trust with our co-workers, customers, communities and suppliers. We comply with all Company policies and laws, and create an environment of transparency in which all reporting requirements are met.

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■	Excellence: We continually challenge each other to improve our products, our processes and ourselves. We strive always to understand our customers’ businesses and help them achieve their goals. We serve our customers not only by responding to their needs, but also anticipating them. We are dedicated to diversity, fair treatment, mutual respect and trust. We aspire to produce our products and serve our customers with zero harm to people and the environment.

■	Teamwork: We foster an environment that encourages innovation, creativity and results through teamwork. We practice leadership that teaches, inspires and promotes full participation and career development. We encourage open and effective communication and interaction across Tyco, and actively work together to keep each other safe.

■	Accountability: We honor and hold ourselves accountable for the commitments we make, and take personal responsibility for all actions and results. We create an operating discipline of continuous improvement that is an integral part of our culture.

Tyco Goals: What We Seek to Achieve

■	Governance: Adhere to the best standards of corporate governance for Tyco by establishing processes and practices that promote and ensure integrity, compliance and accountability.

■	Customers: Fully understand and exceed our customers’ needs, wants and preferences and provide greater value to our customers than our competition.

■	Growth: Focus on strategies to achieve organic growth targets and deploy cash for growth and value creation.

■	Culture: Build on Tyco’s reputation and image internally and externally while driving initiatives to ensure Tyco remains an employer of choice.

■	Operational Excellence: Implement best-in-class operating practices and leverage Tyco-wide opportunities and best practices.

■	Financial Strength & Flexibility: Ensure that financial measures and shareholder return objectives are met.

Board of Directors

Mission of the Board of Directors: What the Board Intends to Accomplish

The mission of Tyco’s Board is to promote the long-term value and health of Tyco in the interests of the shareholders and set an ethical “tone at the top.” To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Governance Principles: How the Board Oversees the Company

Active Board:    The Directors are well informed about Tyco and rigorous in their oversight of management.

Company Leadership:    The Directors, together with senior management, set Tyco’s strategic direction, review financial objectives, and establish the ethical tone for the management and leadership of Tyco.

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Compliance with Laws and Ethics:    The Directors ensure that procedures and practices are in place designed to prevent and identify illegal or unethical conduct and to permit appropriate and timely redress should such conduct occur.

Inform and Listen to Investors and Regulators:    The Directors take steps to see that management discloses appropriate information fairly, fully, timely and accurately to investors and regulators, and that Tyco maintains a two-way communication channel with its investors and regulators.

Continuous Improvement:    The Directors remain abreast of new developments in corporate governance and they implement new procedures and practices as they deem appropriate.

Board Responsibilities

The Board is responsible for:

■	reviewing and approving management’s strategic and business plans;

■	reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures;

■	monitoring management’s execution of corporate plans and objectives;

■	advising management on significant decisions and reviewing and approving major transactions;

■	identifying and recommending Director candidates for election by shareholders;

■	appraising the Company’s major risks and overseeing that appropriate risk management and control procedures are in place;

■	selecting, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives, and seeing that organizational development and succession plans are maintained for these executive positions;

■	determining the Chief Executive Officer’s compensation, and approving the compensation of senior officers;

■	overseeing that procedures are in place designed to promote compliance with laws and regulations;

■	overseeing that procedures are in place designed to promote integrity and candor in the audit of the Company’s financial statements and operations, and in all financial reporting and disclosure;

■	designing and assessing the effectiveness of its own governance practices and procedures as well as Board and committee performance; and

■	periodically monitoring and reviewing shareholder communication.

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Board Leadership

The business of Tyco is managed under the direction of Tyco’s Board, in the interest of the shareholders. The Board delegates its authority to senior management for managing the everyday affairs of Tyco. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

In September 2012, Mr. Breen stepped down from his position as Chief Executive Officer, and continued in his role as chair of the Board. Mr. Oliver assumed the Chief Executive Officer position and Mr. Brian Duperreault became the lead independent Director. The Board believes that having a separate chair and Chief Executive Officer at this time is most appropriate for Tyco. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, the Board believes that having a separate non-executive chair who is responsible, along with the lead Director, for leading the Board allows Mr. Oliver, as Chief Executive Officer, to focus his time and energy on running the day-to-day operations of the Company, particularly at a time when Mr. Oliver is relatively new to the role. Having Mr. Breen act as chair also provides a degree of continuity of leadership. Further, Mr. Breen and Mr. Oliver have an open and constructive working relationship that the Board believes allows Mr. Breen to provide wise counsel and ask the tough questions capable of ensuring that the interests of shareholders are being properly served.

Tyco continues to have a strong governance structure, which includes:

■	a designated lead independent Director with a well-defined role (Mr. Brian Duperreault);

■	a Board entirely composed of independent members, with the exception of Messrs. Breen and Oliver;

■	annual election of Directors by a majority of votes represented at the Annual General Meeting;

■	committees that are entirely composed of independent Directors; and

■	established governance and ethics guidelines.

The lead Director acts as an intermediary between the Board and senior management. Among other things, the lead Director is responsible, along with the chair, for setting the agenda for Board meetings with Board and management input, facilitating communication among Directors and between the Board and the Chief Executive Officer, and working with the Chief Executive Officer to provide an appropriate information flow to the Board. The lead Director is responsible for calling and chairing executive sessions of the independent Directors. The lead Director and the chair are expected to foster a cohesive Board that cooperates with the Chief Executive Officer towards the ultimate goal of creating shareholder value.

Board Oversight of Risk

The Board’s role in risk oversight at Tyco is consistent with Tyco’s leadership structure, with management having day-to-day responsibility for assessing and managing Tyco’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing Tyco. The Board performs its risk oversight role in several ways. Board meetings regularly include strategic overviews by the Chief Executive Officer of Tyco that

24	2015 Proxy Statement

describe the most significant issues, including risks, affecting Tyco. In addition, the Board is regularly provided with business updates from the leader of each of Tyco’s reporting segments, and updates from the General Counsel. The Board reviews the risks associated with Tyco’s financial forecasts, business plan and operations. These risks are identified and managed in connection with Tyco’s robust enterprise risk management (“ERM”) process. The Company’s ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The Company’s ERM includes a formal process to identify and document the key risks to Tyco perceived by a variety of stakeholders in the enterprise, and is presented to the Board at least annually. In addition, as part of the ERM process, members of the Board perform site visits to Company operational sites. The lead Director and management determine the appropriate operational site and the timing of the enterprise risk assessment meeting.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. For example:

■	The Audit Committee reviews and discusses with management the Company’s major financial, compliance and security risk exposures and the steps management has taken to monitor and control such exposures;

■	The Compensation Committee reviews and discusses with management the extent to which the Company’s compensation policies and practices create or mitigate risks for the Company; and

■	The Nominating and Governance Committee reviews and discusses with management the implementation and effectiveness of the Company’s corporate governance policies and EHS programs, oversees the ERM process and is deeply involved in key management succession planning.

Board Capabilities

The Tyco Board as a whole is strong in its diversity, vision, strategy and business judgment. It possesses a robust collective knowledge of management and leadership, business operations, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets.

The culture of the Board is such that it can operate swiftly and effectively in making key decisions and facing major challenges. Board meetings are conducted in an environment of trust, open dialogue and mutual respect that encourages constructive commentary. The Board strives to be informed, proactive and vigilant in its oversight of Tyco and protection of shareholder assets.

Board Committees

To conduct its business the Board maintains three standing committees: Audit, Compensation and Human Resources, and Nominating and Governance, and they are each entirely composed of independent Directors. Assignments to, and chairs of, the Audit and Compensation Committees are recommended by the Nominating and Governance Committee and selected by the Board. The independent Directors as a group elect the members and the chair of the Nominating and Governance committee. All committees report on their activities to the Board.

The lead Director may convene “special committees” to review material matters being considered by the Board. Special committees report their activities to the Board.

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To ensure effective discussion and decision making while at the same time having a sufficient number of independent Directors for its three committees, the Board is normally constituted of between ten and thirteen Directors. The minimum and maximum number of Directors is set forth in Tyco’s Articles of Association.

The Nominating and Governance Committee reviews the Board’s governance guidelines annually and recommends appropriate changes to the Board.

Board Meetings

The Board meets at least four times annually, and additional meetings may be called in accordance with Tyco’s Memorandum and Articles of Association. Frequent board meetings are critical not only for timely decisions but also for Directors to be well informed about Tyco’s operations and issues. One of these meetings will be scheduled in conjunction with Tyco’s Annual General Meeting of shareholders and Board members are required to be in attendance at the Annual General Meeting either in person or by telephone. The lead Director and the chair of the Board, in consultation with the Chief Executive Officer, are responsible for setting meeting agendas with input from the other Directors.

Committee meetings are normally held in conjunction with Board meetings. Major committee decisions are reviewed and approved by the Board. The Board chair and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Presentations at Board meetings are concise and focused, and they include adequate time for discussion and decision-making. An executive session of independent Directors, chaired by the lead Director, is held at least annually, and in practice at most Board meetings.

Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts are made to make materials available as soon as one week in advance, but no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or meetings with, senior managers at any time.

Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession planning meeting focuses on the development and succession of not only the chief executive but also the other senior executives.

The Board’s intent is for Directors to attend all regularly scheduled Board and committee meetings. Directors are expected to use their best efforts to attend regularly scheduled Board and committee meetings in person. All independent Board members are welcome to attend any committee meeting.

Board and Committee Calendars

A calendar of agenda items for the regularly scheduled Board meetings and all regularly scheduled committee meetings is prepared annually by the chair of the Board in consultation with the lead Director, committee chairs, and all interested Directors.

Board Communication

Management speaks on behalf of Tyco, and the Board normally communicates through management with outside parties, including Tyco shareholders, business journalists, analysts, rating agencies and government regulators. The Board has established a process for interested parties to communicate with members of the Board, including the lead Director. If you have any concern,

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question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors via email at directors@tyco.com. Shareholders, customers, vendors, suppliers and employees can also raise concerns at https://www.vitaltycoconcerns.com. Inquiries can be submitted anonymously and confidentially.

All inquiries are received and reviewed by the Office of the Ombudsman. A report summarizing all items received resulting in cases is prepared for the Audit Committee of the Board. The Office of the Ombudsman directs cases to the applicable department (such as customer service, human resources or in the case of accounting or control issues, forensic audit) and follows up with the assigned case owner to ensure that the cases are responded to in a timely manner. The Board also reviews non-trivial shareholder communications received by management through the Corporate Secretary’s Office or Investor Relations.

Board Advisors

The Board and its committees (consistent with the provisions of their respective charters) may retain their own advisors, at the expense of Tyco, as they deem necessary in order to carry out their responsibilities.

Board Evaluation

The Nominating and Governance Committee coordinates an annual evaluation process by the Directors of the Board’s performance and procedures, as well as that of each committee. This evaluation leads to a full Board discussion of the results. In connection with the evaluation process:

■	each Director submits specific written feedback on the Board’s performance and Board governance and processes;

■	the lead Director informally consults with each of the Directors;

■	the qualifications and performance of all Board members are reviewed in connection with their re-nomination to the Board;

■	the Nominating and Governance Committee, the Audit Committee and the Compensation Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters, and report those results to the Board.

Board Compensation and Stock Ownership

The Compensation Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the Directors’ compensation and recommends changes in the level and mix of compensation to the full Board. See the Compensation Discussion and Analysis for a detailed discussion of the Compensation Committee’s role in determining executive compensation.

To help align Board and shareholder interests, Directors are encouraged to own Tyco common stock or its equivalent, with the guideline set at five times the annual cash retainer. Directors are expected to attain this minimum stock ownership guideline within five years of joining the Board. Once a Director satisfies the minimum stock ownership recommendation, the Director will remain qualified, regardless of market fluctuations, under the guideline as long as the Director does not sell any stock. All but three of our current Directors have met the minimum amount of five times the annual cash retainer. Each of Messrs. Bulls, Tinggren and Drendel joined the Board within the last three years and each of them is expected to reach the minimum stock ownership level within the recommended time period. Mr. Oliver receives no additional compensation for service as a Director.

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Director Independence

To maintain its objective oversight of management, the Board consists of a substantial majority of independent Directors. Directors meet stringent definitions of independence and for those Directors that meet this definition, the Board will make an affirmative determination that a Director is independent. Independent Directors:

■	are not former officers or employees of Tyco or its subsidiaries or affiliates, nor have they served in that capacity within the last five years;

■	have no current or prior material relationships with Tyco aside from their Directorship that could affect their judgment;

■	have not worked for, nor have any immediate family members that have worked for, been retained by, or received anything of substantial value from Tyco aside from his or her compensation as a Director;

■	have no immediate family member who is an officer of Tyco or its subsidiaries or who has any current or past material relationship with Tyco;

■	do not work for, nor does any immediate family member work for, consult with, or otherwise provide services to, another publicly traded company on whose Board of Directors the Tyco Chief Executive Officer or other member of senior management serves;

■	do not serve as, nor does any immediate family member serve as, an executive officer of any entity with respect to which Tyco’s annual sales to, or purchases from, exceed 1% of either entity’s annual revenues for the prior fiscal year;

■	do not serve, nor does any immediate family member serve, on either the Board of Directors or the compensation committee of any corporation that employs either a nominee for Director or a member of the immediate family of any nominee for Director; and

■	do not serve, nor does any immediate family member serve, as a director, trustee, executive officer or similar position of a charitable or non-profit organization with respect to which Tyco or its subsidiaries made charitable contributions or payments in excess of 1% of such organization’s charitable receipts in the last fiscal year. In addition, a Director is not independent if he or she serves as a director, trustee, executive officer or similar position of a charitable organization if Tyco made payments to such charitable organization in an amount that exceeds 1% of Tyco’s total annual charitable contributions made during the last fiscal year.

The Board has determined that all of the Director nominees, with the exception of Mr. Oliver and Mr. Breen, meet these standards and are therefore independent of the Company.

Director Service

Directors are elected by an affirmative vote of a majority of the votes represented (in person or by proxy) by shareholders at the Annual General Meeting. They serve for one-year terms (except in instances where a director is elected during a special meeting), ending after completion of the next succeeding Annual General Meeting. If a Director resigns or otherwise terminates his or her Directorship prior to the next Annual General Meeting, the Board may appoint an interim Director until the next Annual General Meeting. Each Director must tender his or her resignation from the Board at the Annual General Meeting following his or her 72nd birthday. The Board may, in its discretion, waive this limit in special circumstances. Any nominee for Director who does not receive a majority of votes represented from the shareholders is not elected to the Board.

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The Nominating and Governance Committee is responsible for the review of all Directors, and where necessary will take action to recommend to shareholders the removal of a Director for performance, which requires the affirmative vote of a majority of the votes present (in person or by proxy) at a duly called shareholder meeting.

Directors are expected to inform the Nominating and Governance Committee of any significant change in their employment or professional responsibilities and are required to offer their resignation to the Board in the event of such a change. This allows for discussion with the Nominating and Governance Committee to determine if it is in the mutual interest of both parties for the Director to continue on the Board.

The guideline is for committee chairs and the lead Director to:

■	serve in their respective roles five years, and

■	to rotate at the time of the Annual General Meeting following the completion of their fifth year of service.

The Board may choose to override these guiding principles in special circumstances or if it otherwise believes it is appropriate to do so.

Director Orientation and Education

A formal orientation program is provided to new Directors by the Corporate Secretary on Tyco’s mission, values, governance, compliance and business operations. In addition, a program of continuing education is annually provided to incumbent Directors, and it includes review of the Company’s Guide to Ethical Conduct. Directors are also encouraged to take advantage of outside continuing education relating to their duties as a Director and to subscribe to appropriate publications at the Company’s expense.

Other Directorships, Conflicts and Related Party Transactions

In order to provide sufficient time for informed participation in their board responsibilities:

■	non-executive Directors who are employed as chief executive officer of a publicly traded company are required to limit their external directorships of other public companies to two;

■	non-executive Directors who are otherwise fully employed are required to limit their external directorships of other public companies to three; and

■	non-executive Directors who are not fully employed are required to limit their external directorships of other public companies to five.

The Board may, in its discretion, waive these limits in special circumstances. When a Director, the Chief Executive Officer or other senior managers intend to serve on another board, the Nominating and Governance Committee is required to be notified. The Committee reviews the possibility of conflicts of interest or time constraints and must approve the officer’s or Director’s appointment to the outside board. Each Director is required to notify the chair of the Nominating and Governance Committee of any conflicts. The Chief Executive Officer may serve on no more than two other public company boards.

The company has a formal, written procedure intended to ensure compliance with the related party provisions in our Guide to Ethical Conduct and with our corporate governance principles. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which

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any related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Transactions exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a Director’s independence, must be approved by our Nominating and Governance Committee. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by a majority of disinterested directors, following appropriate disclosure of all material aspects of the transaction.

Under the rules of the Securities and Exchange Commission, public issuers such as Tyco must disclose certain “related person transactions.” These are transactions in which Tyco is a participant where the amount involved exceeds $120,000, and a Director, executive officer or holder of more than 5% of our ordinary shares has a direct or indirect material interest. Although Tyco engaged in commercial transactions in the normal course of business with companies where Tyco’s Directors were employed and served as officers, none of these transactions exceeded 1% of Tyco’s gross revenues and these transactions are not considered to be related party transactions.

Guide to Ethical Conduct

We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers, and Directors of Tyco. The Guide to Ethical Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees. The Guide to Ethical Conduct also meets the requirements of a code of business, conduct and ethics under the listing standards of the NYSE. The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading “About—Corporate Social Responsibility.” We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We disclose any amendments to the Guide to Ethical Conduct, as well as any waivers for executive officers or Directors on our website at www.tyco.com under the heading “About—Corporate Social Responsibility.”

Charitable Contributions

The Board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors and in other capacities with a host of other organizations. If Tyco directs a charitable donation to an organization in which a Tyco Director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other capacities with the organization, the Board must approve the donation. Any such donation approved by the Board will be limited to an amount that is less than 1% of that organization’s annual charitable receipts, and less than 1% of Tyco’s total annual charitable contributions. In line with its matching gift policy for employees, Tyco will make an annual matching gift of up to $10,000 for each Director to qualifying charities.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director compensation for fiscal 2014 for non-employee directors consisted of an annual cash retainer of $100,000 and restricted stock units (“RSUs”) with a grant date value of approximately $120,000 and a one-year vesting term. The chair of the Board received an additional $50,000, the Lead Director received an additional $30,000 and the chair of the Nominating and Governance Committee received an additional fee of $15,000. The chairs of the Compensation and Audit Committees each received an additional $25,000, reflecting an increase from $20,000 on March 6, 2014. In addition, any member of a special committee of the Board receives meeting fees in an amount of $1,500 per day ($750 for telephonic meetings) for each special committee meeting that he or she attends. A Director who is also an employee receives no additional remuneration for services as a Director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mr. Edward D. Breen	$150,000	$120,039	$654,792	$924,831
Mr. Herman E. Bulls	$56,593	$120,039	$-	$176,632
Mr. Michael E. Daniels	$100,000	$120,039	$-	$220,039
Mr. Frank M. Drendel	$100,000	$120,039	$-	$220,039
Mr. Brian Duperreault (L)(NC)	$145,000	$120,039	$-	$265,039
Mr. Rajiv L. Gupta (CC)	$122,816	$120,039	$10,000	$252,855
Dr. Brendan R. O’Neill (AC)	$122,816	$120,039	$-	$242,855
Mr. Jürgen Tinngren	$56,593	$120,039	$-	$176,632
Ms. Sandra W. Wijnberg	$100,000	$120,039	$-	$220,039
Mr. R. David Yost	$100,000	$120,039	$-	$220,039
Former Directors:
Mr. John A. Krol	$43,681	$-	$5,000	$48,681

(L) =	LeadDirector

(AC)=	AuditCommittee Chair

(CC)=	CompensationCommittee Chair

(NC)=	Nominatingand Governance Committee Chair

(1)	In March 2014, Messrs. Bulls and Tinggren were elected to the Board and received pro rata Director fees for fiscal 2014. Mr. Krol decided not to stand for election another term on our Board and was paid pro rata Director fees for fiscal 2014.

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(2)	This column reflects the fair value of the entire amount of awards granted to Directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. RSUs granted to Board members generally vest and the underlying units are converted to shares and delivered to Board members on the anniversary of the grant date.

(3)	All other compensation includes the aggregate value of all matching charitable contributions made by the Company on behalf of the Directors during the fiscal year for Messrs. Gupta and Krol. The Company matches the contributions of Directors made to qualifying charities up to a maximum of $10,000 per calendar year. The amounts reported for Mr. Breen, related to his role as a former employee, include 1) a lump-sum cash payment of $5,955 equal to 6-month COBRA premiums plus a tax gross-up payment in an amount sufficient such that the economic benefit is the same to the recipient as if the medical payment were provided on a non-taxable basis, as provided in the Agreement and General Release entered between Mr. Breen and the Company on September 28, 2012; and 2) a tax gross-up reimbursement (related to compensation awarded to him prior to January 1, 2009) of state taxes owed by him to New York for Tyco work performed in that State. The amount related to state taxes for Mr. Breen for fiscal 2014 is an estimate, pending receipt of the relevant personal state tax return information for calendar year 2014. This estimate is based primarily on amounts realized by Mr. Breen in fiscal 2014 that is deemed by New York State to have been earned by Mr. Breen in New York prior to 2009. Mr. Breen waived the New York tax gross-up with respect to compensation awarded after January 1, 2009.

COMMITTEES OF THE BOARD

The table below provides fiscal year 2013 membership and meeting information for each of the Board Committees.

Name	Audit	Nominating & Governance	Compensation & Human Resources	Date Elected to Board
Mr. Michael E. Daniels	X			3/10/2010
Mr. Herman E. Bulls		X		3/5/2014
Mr. Frank Drendel		X		9/28/2012
Mr. Brian Duperreault (L)(C)		X		3/25/2004
Mr. Rajiv L. Gupta (C)			X	3/10/2005
Dr. Brendan R. O’Neill (C)	X			3/6/2003
Mr. Jürgen Tinggren	X			3/5/2014
Ms. Sandra S. Wijnberg			X	3/6/2003
Mr. R. David Yost			X	3/12/2009
Number of Meetings During Fiscal Year 2014	10	5	8

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(L) = Lead Director

(C) = Committee Chair

During fiscal 2014, the full Board met 10 times. All of our Directors attended over 90% of the meetings of the Board and the committees on which they served in fiscal 2014. The Board’s governance principles provide that Board members are expected to attend each Annual General Meeting. At the 2014 Annual General Meeting, all of the current Board members were in attendance.

Audit Committee.    The Audit Committee monitors the integrity of Tyco’s financial statements, the independence and qualifications of the independent auditors, the performance of Tyco’s internal auditors and independent auditors, Tyco’s compliance with legal and regulatory requirements and the effectiveness of Tyco’s internal controls. The Audit Committee is also responsible for retaining, subject to shareholder approval, evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco’s auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. During fiscal 2014, the members of the Audit Committee were Messrs. Daniels, Drendel and Tinggren and Dr. O’Neill, each of whom is independent under NYSE listing standards and SEC rules for audit committee members. Mr. Drendel moved to the Nominating and Governance Committee in connection with the election of Messrs. Bulls and Tinggren and the retirement of Mr. Krol at the 2014 Annual General Meeting. Dr. O’Neill is the chair of the Audit Committee. The Board has determined that Messrs. O’Neill and Tinggren are audit committee financial experts.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the Director nominees for the Annual General Meeting, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco’s corporate governance. In addition, the Nominating and Governance Committee oversees our environmental, health and safety management system and enterprise risk assessment activities. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The members of the Nominating and Governance Committee in fiscal 2014 were Messrs. Bulls, Duperreault, Krol, and Drendel, each of whom is independent under NYSE listing standards. Mr. Krol retired from the Board at our 2014 Annual General Meeting, at which time Messrs. Bulls and Drendel joined the Committee. Mr. Duperreault chairs the Nominating and Governance Committee and is also the Lead Director.

Compensation and Human Resources Committee.    The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco’s officers, Directors and employees are compensated according to these objectives, and assists the Board in carrying out certain of its Board’s responsibilities relating to the compensation of Tyco’s executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. During fiscal 2014, the members of the Compensation Committee were Ms. Wijnberg and Messrs. Gupta and Yost. Mr. Gupta is the chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent under NYSE listing standards. In addition, each member is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code. For more information regarding the Compensation Committee’s roles and responsibilities, see the Compensation Discussion and Analysis.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2014 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nomination of Directors and Board Diversity

The Nominating and Governance Committee, in accordance with the Board’s governance principles, seeks to create a Board that as a whole is strong in its collective knowledge and has a diversity of skills and experience with respect to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets. The Tyco Board does not have a specific policy regarding diversity. Instead, the Nominating and Governance Committee considers the Board’s overall composition when considering a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of Tyco’s current and expected future needs. In addition, the Nominating and Governance Committee believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

General criteria for the nomination of Director candidates include:

■	the highest ethical standards and integrity;

■	a willingness to act on and be accountable for Board decisions;

■	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

■	a history of achievement that reflects superior standards for themselves and others;

■	loyalty and commitment to driving the success of the Company;

■	an ability to take tough positions while at the same time working as a team player; and

■	individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.

The Company also strives to have all non-employee Directors be independent. In addition to having such Directors meet the NYSE definition of independence, the Board has set its own more rigorous standard of independence. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Governance Committees. In addition, the Committee ensures that each member of the Compensation Committee is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code.

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As provided in its charter, the Nominating and Governance committee will consider Director candidates recommended by shareholders. To recommend a Director candidate, a shareholder should write to Tyco’s Secretary at Tyco’s current registered address: Unit 1202 Building 1000 City Gate, Mahon, Cork, Ireland. Such recommendation must include:

■	the name and address of the candidate;

■	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

■	the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement;

■	evidence of share ownership of the person making the recommendation; and

■	all of the information required by Article 62 of our Memorandum and Articles of Association to be included in notices for any nomination by a shareholder of an individual for election to the Board.

The recommendation must also follow the procedures set forth in Articles 54—68 of our Memorandum and Articles of Association to be considered timely and complete in order to be considered for nomination to the Board.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s proxy statement for the 2016 Annual General Meeting, shareholder recommendations for Director must be received by Tyco’s Corporate Secretary no later than September 17, 2015. Once the Company receives the recommendation, the Company may deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee. No candidates were recommended by shareholders in connection with the Annual General Meeting.

The Nominating and Governance Committee employs an unrelated search firm to assist the Committee in identifying candidates for Director when a vacancy occurs. The Committee also receives suggestions for Director candidates from Board members. All of our nominees for Director are current members of the Board. In evaluating candidates for Director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee’s evaluation of the current Directors, each nominee was recommended for election.

Executive Officers

The current executive officers of Tyco are:

Madeleine G. Barber—Ms. Barber, age 51, has been our Senior Vice President and Chief Tax Officer since October 2011. She is responsible for the company’s global tax function, which includes tax planning, tax accounting & reporting and tax audits. Ms. Barber joined Tyco in December 2004 after having spent 16 years in public accounting. She began her career at Arthur Andersen, where she was promoted to partner in 2000. In May 2002, Ms. Barber joined KPMG LLP as a tax partner in the

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firm’s international corporate tax practice. While at KPMG and Andersen, Ms. Barber worked primarily with U.S. and foreign based Fortune 500 clients on complex multinational tax issues such as international mergers and acquisitions, transfer pricing, cross-border financing structures and cross-border dispute resolution.

Lawrence B. Costello—Mr. Costello, age 66, is our Executive Vice President and Chief Human Resources Officer, responsible for setting HR strategy and leading the global HR organization. Mr. Costello joined Tyco in February 2012. Prior to joining Tyco, Mr. Costello was senior vice president of global HR and corporate officer with Trane (formerly American Standard Companies) for eight years, and held a similar role for six years with the Campbell Soup Company. He has also served as the president of the Lawrence Bradford Group, a leading HR consulting practice. Mr. Costello has also held senior HR leadership positions with Confab Companies and PepsiCo. He has a bachelor’s degree in business and finance administration from Rider University and attended the Program for Management Development at Harvard University.

Arun Nayar—Mr. Nayar, age 64, is our Executive Vice President and Chief Financial Officer. He joined Tyco as the Senior Vice President and Treasurer in March 2008 and was also the Chief Financial Officer of ADT Worldwide through October 2010. In October 2010, Mr. Nayar assumed expanded responsibilities as head of Tyco’s Financial Planning & Analysis and Investor Relations groups. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Global Operations, and before that as Vice President and Assistant Treasurer of Capital Markets.

George R. Oliver—Mr. Oliver, age 54, is our Chief Executive Officer and a member of the Board of Directors. He joined Tyco in July 2006, serving as president of Tyco Safety Products from 2006 to 2010 and as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011. Before joining Tyco, he served in operational leadership roles of increasing responsibility at several General Electric divisions. Mr. Oliver also serves as a director of Raytheon Company, and is a trustee of Worcester Polytechnic Institute. Mr. Oliver has a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute.

Judith A. Reinsdorf—Ms. Reinsdorf, age 51, has been our Executive Vice President and General Counsel since March 2007. She is responsible for overseeing the Company’s legal function, public affairs, communications and environmental, health & safety organizations. From October 2004 to February 2007, Ms. Reinsdorf served as Vice President, General Counsel and Secretary of C.R. Bard, Inc., a medical device company. Previously, she had served as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003. Ms. Reinsdorf is a director of The Dun & Bradstreet Corporation.

36	2015 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

Fiscal Year 2014 Highlights

In our second year as a pure fire & security company, we again delivered strong operational and financial results:

Objective	Key Highlights
Accelerate Organic Growth

✓     Organic revenue* growth increased to 3% from 1% in the prior year. This reflected strong 6% organic growth in our Global Products business, 2% growth in our installation businesses and 1% growth in our service businesses

Drive Productivity Initiatives	✓ Segment operating margin before special items* improved 90 basis points over the prior year to 13.9% (12.7% on a GAAP basis)

Deliver on EPS Commitment	✓ Diluted earnings per share from continuing operations before special items* improved 20% over the prior year to $1.99 per share ($1.71 on a GAAP basis)

Improve Cash Flow	✓ Cash flow from operating activities was $831 million. Adjusted free cash flow was $1.0 billion, representing a conversion rate of 109% of income from continuing operations before special items

Execute Disciplined Acquisitions

✓     Recent acquisitions contributed approximately 2% of the Company’s revenue in fiscal 2014, led by Exacq Technologies and Westfire. Since the beginning of fiscal 2014, we have executed eight separate transactions, with each meeting an important strategic goal

Effectively Manage Capital

✓     We repurchased a total of 42 million shares for $1.8 billion during the year, partially offsetting the earnings dilution from the divestitures of our ADT Korea business and investment in Atkore in the third fiscal quarter of 2014, and returned an additional $311 million to shareholders in the form of dividends

Transform into Operating Company

✓     We continued to streamline work processes and improve the operational efficiency of the Company. In fiscal 2014, we realized gross savings in excess of $150 million, with $65 million of that benefiting segment operating margins.

These results build off our success in fiscal 2013 and were achieved despite headwinds from a challenging economic environment in some regions of the world. With two solid years of performance since the separation, we remain confident in our ability to deliver on the three year 15% EPS compound annual growth rate (CAGR) that we committed to in September 2012.

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Our financial, operational and strategic achievements for the fiscal year and over the past several years have also been reflected in our stock price performance, as illustrated below.

Our financial, operational and strategic results for fiscal 2014 are directly incorporated in the performance based incentive opportunities for our executives, which constitute nearly 90% of our CEO’s targeted direct compensation, and over two-thirds of our other Executive Officers targeted direct compensation. As detailed in the pages that follow, our enterprise level annual incentive plan for 2014 was designed to reward at target (payout of 100%):

(i)	3.5% organic revenue growth over the prior year,

(ii)	mid-teens growth in operating income before special items (a pre-tax and pre-interest expense measurement that disregards changes in share count), and

(iii)	mid-teens growth in adjusted free cash flow.

These aggressive targets were set in the first quarter of fiscal 2014, and our full year results produced a 115% payout at the enterprise level, which was primarily driven by strong cash flow generation. The quantitative results were offset by less than expected progress made on two of three strategic initiatives (internal sales growth and increasing growth in emerging markets), and payouts were therefore reduced by 10% for all participants in the annual incentive plans, including our CEO and each Named Executive Officer. Individual modifications were made for certain Executive Officers as well, which are explained in more detail in the pages that follow. We believe these results fairly and appropriately reward employees for executing on our fiscal 2014 operating plan and strategic initiatives.

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Fiscal Year 2014 AIP — Corporate and Strategic Results

*	Amounts are before special items. Revenue is on a constant currency basis and adjusted for acquisitions and divestitures.

Longer term results are reflected in the value of equity incentive awards granted to employees, including our Executive Officers. For our CEO, annual equity awards, which constitute over 70% of targeted direct compensation, are split evenly between stock options and performance share units (PSUs). PSUs are measured primarily on double digit growth in EPS over a three-year period, with a 25% upward or downward adjustment if relative total shareholder return is in the top or bottom third of the S&P Industrials Index, respectively. There is also a cap on more recent awards if return on invested capital does not exceed our weighted average cost of capital. Because we have not yet completed a performance period since the separation, payouts under these awards are yet to be determined and none of the awards have vested. However, if performance was to be judged as of the end of fiscal 2014, each of the grants made in respect of fiscal 2013 and fiscal 2014 would have paid out above target. These awards, along with stock options featuring ratable vesting over a four year period, tie the majority of our CEO’s compensation to sustained long-term performance that is directly aligned with value creation for our shareholders.

As noted above, the majority of our Executive Officers’ targeted direct compensation is tied to performance-based awards, consisting of PSUs, stock options and cash incentives under the annual incentive program. For our CEO, over 70% of targeted direct compensation is in the form of PSUs and stock options. The value of these awards will be maximized only if, in the case of stock options, our share price appreciates and, in the case of PSUs, we meet aggressive earnings growth targets while meeting or exceeding the total shareholder return of our peers. The graphic below illustrates the emphasis that our executive compensation program places on incentive rewards.

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Annual Targeted Direct Compensation

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Compensation Program Highlights

Features and Highlights

✓    We deliver a significant portion of compensation through long-term incentives tied directly to stock price performance.

✓    We determine incentive awards based on the achievement of pre-established financial targets as well as an evaluation of strategic results that support the long-term sustainability of our company.

✓    Annual and long-term incentive programs include a threshold which establishes the minimum level of performance required to earn an award as well as a payout cap of 200%.

✓     We review the peer group used to benchmark executive compensation levels at least annually. Changes to the peer group require Compensation Committee approval.

✓     We maintain a pay recoupment policy that allows us to claw back compensation earned as a result of fraudulent or illegal conduct.

✓     We engage our shareholders on a regular, ongoing basis.

✓     Our Compensation Committee retains an independent consultant that does not perform any services for management.

✓     We annually complete a risk assessment of our executive and broad-based compensation programs to evaluate whether they drive behaviors that may pose a risk to our company.

✓    We have a robust share ownership and retention policy for both directors and officers.

×       We do not have written contracts with our Executive Officers that provide special benefits.

×       We do not provide excessive perquisites or termination payments. Cash severance payments are limited to 2x base plus bonus

×       We do not provide single trigger change in control arrangements.

×       We do not provide tax gross-ups, except in limited circumstances.

×       We no longer offer a defined benefit plan.

×       We do not re-price stock options.

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Evaluation of Market Levels and Pay Practices

■	We evaluate many factors when designing and establishing executive compensation plans and targets, including levels of pay and pay practices among peer and general industry companies.

■	We use a rigorous process to determine our peer companies with assistance from our independent compensation consultant. U.S. based public companies in our four digit GICS category were selected based on evaluation of the below criteria.

Business Factors		Financial Factors
Commercial and residential service offerings	Designing, manufacturing and selling similar product offerings	Revenue between $3B and $40B driven primarily by service offerings to large organizations
Providing subscription-based recurring service	Managing a similar employee base comprised of sales, technical and monitoring staff	Operating Margins in excess of 10%

■	We broadly target total direct compensation at the 50th percentile of the peer group. When evaluating peer pay levels, we size-adjust compensation data using a linear regression model that considers the relationship of revenue to pay among the peer companies. This approach helps insure that comparative pay levels reflect consideration of our revenue size relative to our peers. However, market data is only one input into pay decisions and the Compensation Committee exercises discretion in setting individual executive compensation levels in line with the executive’s value and expected contributions to the Company, as well as the executive’s leadership, commitment to our values, and potential for advancement.

Current Peer Group

Primary Peers Used to Benchmark Compensation and Pay Practices		Reference Peers Used to Benchmark Pay Practices
Cintas Corp.	Motorola Solutions, Inc.	3M Company	General Electric, Co.

Danaher Corp.	Pitney Bowes Inc.	The ADT Corp.	Time Warner Cable, Inc.

DIRECTV	Republic Services, Inc.	Automatic Data Processing	United Technologies Corp.

Eaton Corporation plc	Rockwell Automation Inc.	Dish Network, Corp.

Emerson Electric Co.	Stanley Black & Decker, Inc.

Honeywell Intl. Inc.	Waste Management, Inc.

Ingersoll-Rand Plc	Xerox Corp.

Johnson Controls Inc.

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Compensation Program Elements

Element	Purpose	Primary Influence Factors

Base Pay	■ Provides a fixed level of cash compensation that recognizes the value of an individual’s role to our company.	■ Role ■ Skill ■ Sustained Performance

Annual Incentive

■     Provides a cash-based incentive opportunity tied to the execution of the operating plan and other strategic goals which support the long-term sustainability of our company.

■    Annual incentive award opportunities range from 0% - 200% of target based on the extent to which pre-established objectives are met as well as individual contributions and behaviors.

■     Financial Performance

-   Operating Income

-   Adjusted Free Cash Flow

-   Revenue

■     Strategic Initiatives

-   Increased Sales in High Growth Markets

-   Internal Product Sales

-   Productivity Initiatives

■    Individual performance and behaviors that demonstrate our core values of integrity, excellence, teamwork and accountability

Long-Term Incentives - Performance Share Units (PSUs) - Stock Options - Restricted Stock Units (except for the CEO) (RSUs)

■     Intended to attract, retain and motivate talent, and to align the interests of executives with the interests of shareholders by linking a significant portion of the officer’s total pay opportunity to share price performance.

■    Provides long-term accountability for executives, and offers opportunities for capital accumulation for our executives.

■ Share Price Performance ■ Earnings per Share ■ Relative Total Shareholder Return ■ Return on Invested Capital (ROIC)

Health and Welfare and Retirement Benefits	■ Provides for opportunities to contribute toward retirement savings and promote health and wellness.	■ Broadly applicable to all executives

Termination and Transition Benefits	■ Essential for attracting and retaining talent and helping to insure orderly exits and transitions of our executives.	■ Governed by formal plan documents approved by the Board ■ No individual agreements for Executive Officers

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Linking Pay and Performance

■	Our Compensation Committee made individual pay decisions based on a review of the achievement of financial, strategic and individual goals and objectives for fiscal 2014.

■	Annual Incentive Award decisions reflect the extent to which each Executive Officer delivered operational and strategic results as well as individual contributions and behaviors.

■	Long-term incentive awards will deliver value upon vesting based on stock price performance and, for PSUs, the achievement of earnings per share and total shareholder return goals.

Fiscal 2014 Total Direct Compensation

Name	Base Salary	FY14 Annual Incentive Plan			FY14 Annual Long-Term Target Incentive	Total (base salary + AIP payout + LTI target)
		Target	Actual	% of Target
George R. Oliver	$1,000,000	$1,250,000	$1,312,500	105%	$6,000,000	$8,312,500
Arun Nayar	$525,000	$420,000	$441,000	105%	$1,300,000	$2,266,000
Judith A. Reinsdorf	$535,000	$428,000	$449,400	105%	$1,500,000	$2,484,400
Lawrence B. Costello	$467,500	$374,000	$262,700	70%	$1,000,000	$1,730,200
Brian L. McDonald	$495,000	$371,250	$334,125	90%	$800,000	$1,629,125

Base Salary and Annual Incentive Targets reflect the size and scope of the company as well as the experience and time in role of each executive. Consistent with the company’s compensation philosophy, base salaries and annual incentive targets for executives new to their role are generally positioned at or below the median of the competitive market while those with significant experience are generally positioned above the median of the competitive market.

Annual Incentive Payout is based on fiscal year 2014 performance versus key financial, operational and strategic measures as well as each individual’s performance and contribution toward enterprise wide goals as described above.

Annual Long-Term Target Incentive Awards were granted during the first quarter of fiscal 2014 and consisted of stock options, PSUs and RSUs for all Executive Officers except Mr. Oliver, whose award includes only stock options and PSUs. Target long-term incentive awards, which are evaluated against the market annually, are generally at or around the median of the peer group. The ultimate value delivered to each executive will be based on future stock price performance as well as earnings per share and relative total shareholder return during the performance period.

Recent CEO Pay Decisions

As previously disclosed, in 2013 the Compensation Committee reviewed market data prepared by the independent compensation consultant that compared Mr. Oliver’s targeted total direct compensation to the compensation paid to peers and general industry companies of similar size. In light of Mr. Oliver’s performance during his first year in the role as CEO, the Committee determined that it was appropriate to raise Mr. Oliver closer to the 50th percentile of the peer group and therefore approved increases in Mr. Oliver’s compensation. His base salary was raised to $1,000,000, targeted annual cash incentive to $1,250,000 and the grant date targeted fair value of his annual long-term equity award was raised to $6,000,000.

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In addition, effective November 25, 2014, the Committee and the Board of Directors approved an increase in the grant date targeted fair value of Mr. Oliver’s annual long-term equity grant to $7.5 million. For Mr. Oliver, the long-term equity award was again split equally between stock options and performance share units. The increase was in recognition of Mr. Oliver’s strong performance and development in the CEO role, and further increased the weighting of long-term performance-based incentive awards in his total direct compensation.

Compensation Discussion & Analysis Program Details

Executive Officers

This section of the Compensation Discussion & Analysis describes in more detail the compensation programs that apply to our named executive officers (whom we refer to as “Executive Officers”) in fiscal 2014:

George R. Oliver	Chief Executive Officer
Arun Nayar	Executive Vice President and Chief Financial Officer
Judith A. Reinsdorf	Executive Vice President and General Counsel
Lawrence B. Costello	Executive Vice President and Chief Human Resources Officer
Brian L. McDonald*	Executive Vice President and Chief Operating Officer, Installation & Services (I&S) (through November 21, 2014)

*	On November 13, 2014, Mr. Brian L. McDonald resigned from his position as Executive Vice President and Chief Operating Officer, Installation and Services of the Company to pursue other interests. Mr. McDonald’s resignation was effective as of November 21, 2014.

This section also describes programs that apply more broadly to our employees, including our “senior executives,” who are individuals whose compensation is reviewed and approved by the Compensation Committee due to the level of the individual’s salary or because he or she reports directly to the CEO (regardless of salary level).

Our Compensation Philosophy

■	Reinforce the Company’s business objectives and the creation of long-term shareholder value.

■	Provide performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk.

■	Align the interests of executives and shareholders by weighting a significant portion of compensation on sustained shareholder returns through long-term performance programs.

■	Attract, retain and motivate key executives by providing competitive compensation with an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash and equity-based pay.

■	Recognize and support outstanding individual performance and behaviors that demonstrate our core values—Integrity, Excellence, Teamwork and Accountability.

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Elements of Compensation

Base Salary

Base salary recognizes the value of an individual to Tyco based on his/her role, skill, performance, contribution, leadership and potential. Base salaries are reviewed annually by both the Compensation Committee and the Board. During fiscal 2014, the Compensation Committee recommended and the Board approved base salary increases for Mr. Nayar and Mr. Costello. Mr. Nayar’s base salary was increased by $25,000 to $525,000 in order to better align his base salary with the competitive market. Mr. Costello received a base salary increase of $42,500 to $467,500 in recognition of his experience and contributions to the organization and to align his compensation more closely with other officers.

Annual Incentive Compensation

Annual incentive compensation for the Executive Officers is paid in the form of an annual performance bonus under the 2012 Stock and Incentive Plan (the “2012 SIP”). Annual incentive compensation rewards executives for their execution of the operating plan and other strategic initiatives, as well as for financial performance that benefits our business and drives long-term shareholder value creation. It places a meaningful proportion of total cash compensation at risk, thereby aligning executive rewards with financial results. It also offers an opportunity for meaningful pay differentiation tied to the performance of individuals and groups.

Annually, the Compensation Committee reviews and approves the annual bonus targets for each Executive and the quantitative and qualitative measures that will be used to guide final payout decisions. During fiscal 2014, the Compensation Committee recommended and the Board approved an increase to Mr. Costello’s target bonus from 70% to 80% of base salary in order to align his annual incentive opportunity with that of the other functional leaders. In addition, for the fiscal 2014 plan year, the Committee increased the weighting of total Tyco results in the mix of quantitative performance metrics for Mr. McDonald to tie a larger portion of his bonus to enterprise results.

Target (% of base salary)	Quantitative Performance Metrics (Non-GAAP)	Qualitative Strategic Initiatives (+/- 25% modifier) (applicable to each executive)

George R. Oliver (CEO)	125%	■ 35% Tyco Operating Income ■ 35% Tyco Adjusted Free Cash Flow ■ 30% Tyco Organic Revenue Growth
Arun Nayar	80%	■ Same as CEO	■ Increased Sales in High Growth Markets
Judith A. Reinsdorf	80%	■ Same as CEO	■ Internal Product Sales
Lawrence B. Costello	80%	■ Same as CEO	■ Sourcing Savings
Brian L. McDonald	75%	■ 18.75% I&S Operating Income ■ 12.50% I&S Adjusted Free Cash Flow ■ 18.75% I&S Organic Revenue Growth ■ 50% Same as CEO

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The performance metrics shown used in the annual incentive plan were chosen for the following reasons:

Metric	Rationale
Operating Income:	Operating income measures the business profitability before interest expense and before taxes. It reflects the underlying performance of the business before taking into account financing decisions and tax rates. Special items (positive or negative) consist of income or charges that may mask the underlying operating results and/or business trends of the company or business segment, and are generally excluded because they are not built into the targets established at the beginning of the year. For purposes of the AIP, operating income before special items may vary from reported operating income before special items due to specific adjustments for matters approved by the Compensation Committee.
Adjusted Free Cash Flow:	Free cash flow measures the Company’s cash that is generally free from significant existing obligations and is available to service debt and make investments. Adjusted free cash flow further excludes the cash impacts of certain special items. Free cash flow reflects management’s ability to convert earnings to cash on an efficient basis, and takes into consideration how effectively working capital is being utilized. For purposes of the AIP, adjusted free cash flow may differ from reported adjusted free cash flow due to specific adjustments for matters approved by the Compensation Committee.
Organic Revenue:	Organic revenue measures the revenue growth (or decline) after adjusting for the impact of foreign currency fluctuations, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the company’s businesses or are not completely under management’s control. Organic revenue measures management’s ability to grow the business with existing assets and without taking credit for, or being disadvantaged by, currency fluctuations. For purposes of the AIP, revenue associated with businesses that are divested during the year is subtracted from target, and expected revenue from acquisitions is added to target. Actual revenue is calculated on a constant currency basis.
Strategic Initiatives	Strategic initiatives are determined by management in consultation with the Compensation Committee and the Board. They are more long-term in nature and represent key areas of focus that are expected to have a positive impact on Company performance if executed well over time.

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QUANTITATIVE RESULTS:

Metric (Non-GAAP)	Target	Actual	Payout
Corporate Results	(in millions)		(% of target)
Tyco Operating Income	$1,217	$1,177	84%
Tyco Adjusted Free Cash Flow	$790	$864	163%
Organic Revenue	$10,433	$10,397	95%
Unadjusted Corporate Payout	(100% weighting)		115%
Strategic Initiatives	(see below)		(10)%
Total Payout:			105%

Installation and Services (I&S) Results
I&S Operating Income	$861	$854	97%
I&S Adjusted Free Cash Flow	$778	$798	117%
I&S Organic Revenue	$7,044	$7,056	106%
Unadjusted I&S Payout	(50% weighting)		105%
Corporate Results	(see above – 50% weighting)		115%
Strategic Initiatives	(see below)		(10)%
Total Payout:			100%

For fiscal 2014, after certifying that a minimum adjusted net income target was met, the Compensation Committee approved payouts for Messrs. Oliver, Nayar and Ms. Reinsdorf at 105% of target. These payouts were based on the achievement of the financial targets noted above, with a negative 10% adjustment (out of a possible 25%) for less than expected progress made by the Company on strategic initiatives during fiscal 2014. This negative 10% adjustment was applied to each of the Executive Officers. Mr. Costello’s 70% payout also included a downward adjustment of approximately 33% due to his performance with respect to certain key individual competencies and behaviors. Mr. McDonald’s 90% payout reflected an equal weighting of Corporate and I&S financial results, and an additional negative 10% modification for less than expected growth in service revenue.

Long Term Equity Incentive Compensation

A key element in the compensation of our executive team is long-term equity incentive awards (“LTI compensation”), which tie a significant portion of compensation to our company’s long-term performance. The Compensation Committee believes that LTI compensation will continue to support our executive compensation philosophy in several ways.

ATTRACT, RETAIN AND MOTIVATE TALENT

Align the interests of executives with the interests of shareholders by linking a significant portion of the officer’s total pay opportunity to share price.

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PROVIDE LONG-TERM ACCOUNTABILITY FOR EXECUTIVES – EQUITY AWARD MIX

The design and structure of the LTI compensation program is reviewed annually to ensure that it is appropriate for the size and scope of the company. For fiscal 2014, the Compensation Committee decided to continue the practice of granting the CEO an annual equity award split evenly between PSUs and stock options, and to grant other Executive Officers an annual equity award consisting of 40% PSUs, 40% stock options and 20% RSUs. These weightings reflect a heavy performance orientation toward the long-term incentive performance plan, while also encouraging retention by granting RSUs to executives below the CEO level.

PERFORMANCE METRICS – FISCAL YEAR 2014 PSUS

Fiscal year 2014 PSUs will generally cliff vest at the end of the three-year performance period based on the achievement of certain pre-established performance criteria. The number of shares that will be delivered relative to target will depend primarily on whether the Company achieves a cumulative EPS target (before special items) based on a double digit compound annual growth rate and total shareholder return (TSR) relative to the S&P Industrials Index during the performance period. For fiscal year 2014, the Compensation Committee built on the design of the FY13 award by adding a payout cap tied to Return on Invested Capital (ROIC). The addition of a ROIC metric was designed to help ensure that executives are focused on efficiently allocating capital and generating profitable growth. ROIC is an important measure of whether the balance sheet is being used efficiently and whether growth is being achieved on a profitable basis. It is a metric that certain shareholders described as important. For fiscal 2014, awards will be capped at 125% if ROIC does not meet a minimum double-digit rate, which is in excess of our weighted average cost of capital.

The minimum and maximum EPS performance range was narrowed for the fiscal 2014 PSU award compared to the fiscal 2013 award. The minimum performance threshold (the threshold below which no shares will be earned) was raised from 80% to 90% of target, and the maximum payout threshold (the threshold at which 200% of target shares will be earned) was reduced from 120% to 110%. The range was narrowed after reviewing historical trends and the practices of peer companies.

EPS Performance	Payout	Relative TSR	Modifier	ROIC
110% of Target	200%	33rd percentile & below	25%	Awards capped at 125% if minimum return metric not met
100% of Target	100%	34th – 66th percentile	No adjustment
90% of Target	50%	67th percentile & above	(25)%
Below 90% of Target	No payout

Performance between the points is determined based on straight-line interpolation

Performance is measured over the three year performance period that began on September 28, 2013 and ends on September 30, 2016.

VESTING SCHEDULE – STOCK OPTIONS AND RSUS

Stock option grants will generally vest in equal installments over four years, have a 10 year term and have an exercise price equal to the Company’s closing stock price on the date of grant. RSUs were valued using the closing price of Company stock on the date of the grant, and will generally vest in equal installments over four years.

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FISCAL YEAR 2015 ANNUAL AWARDS

During fiscal year 2014, the Compensation Committee reviewed the long-term incentive award framework to ensure that it continued to support our executive compensation philosophy. After a thorough review of the structure of the program including award mix, performance measures, vesting schedules and long-term incentive award levels, the Compensation Committee determined that the fiscal year 2015 program would retain the same key elements as the fiscal year 2014 program.

As previously disclosed, the Compensation Committee and the Board approved an increase to the annual equity award for Mr. Oliver from $6,000,000 to $7,500,000 in order to position his total direct compensation more competitively within the market median range. The increase was in recognition of Mr. Oliver’s strong performance and development in the CEO role, and further increases the weighting of long-term performance-based incentive awards in his total direct compensation. For Mr. Nayar, the Compensation Committee and the Board approved the grant of equity awards that, upon his retirement, will vest in full if performance metrics related to CFO succession and the transformation of the Company’s finance organization have been achieved, in the sole discretion of the Compensation Committee. In such a case, although vesting would occur upon retirement, delivery of the awards would remain subject to the original vesting schedule, and the performance share units would remain subject to all applicable performance conditions. The arrangement is intended to assure a smooth and orderly transition to Mr. Nayar’s successor upon his future retirement.

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FISCAL YEAR 2015 PERFORMANCE SHARE UNITS

A significant portion of each executive’s long-term compensation award continues to be weighted toward PSUs. Under the fiscal year 2015 award, the number of shares that will be delivered relative to target will continue to depend primarily on whether the Company achieves a cumulative EPS target (before special items) based on a double digit compound annual growth rate and the award will continue to be modified based on total shareholder return relative to the S&P Industrials Index. Similar to the fiscal year 2014 award, if ROIC does not meet a minimum threshold awards will be capped at 125% of target.

EPS Performance	Payout	Relative TSR	Modifier	ROIC
110% of Target	200%	33rd percentile & below	25%	Awards capped at 125% if minimum return metric not met
100% of Target	100%	34th – 66th percentile	No adjustment
90% of Target	50%	67th percentile & above	(25)%
Below 90% of Target	No payout

Performance between the points is determined based on straight-line interpolation.

Performance is measured over the three year performance period that began on September 27, 2014 and ends on September 29, 2017.

Perquisites and Other Benefits

Our Executive Officers, including the CEO, are eligible to participate in substantially the same benefit plans that are available to all of our other U.S. employees. These benefit programs include Tyco’s tax-qualified 401(k) Retirement Savings and Investment Plan (“RSIP”) and its medical insurance, dental insurance, life insurance, long-term disability and long-term care plans.

All eligible executives earning more than $115,000 per year are also eligible to participate in the Tyco Supplemental Savings and Retirement Plan (“SSRP”), which is a deferred compensation plan that permits the elective deferral of base salary and performance-based bonuses. The SSRP provides our executives with the opportunity to defer compensation on a tax deferred basis and receive tax-deferred market-based notional investment growth. The plan allows executives to defer amounts above those permitted by the RSIP as well as receive any Company contributions that were reduced under the RSIP due to IRS compensation limits.

Over the past several years, the Compensation Committee has reviewed the other elements of compensation that were historically part of executives’ total compensation and has taken steps to phase-out programs that are not in line with U.S. best practices. In December 2012, the Compensation Committee approved a two year phase out of supplemental insurance benefits (executive life, disability and long-term care) for the executives who were receiving them at the time of discontinuance, including Messrs. Oliver and Nayar and Ms. Reinsdorf. The executive life insurance program provided a death benefit equal to approximately two times base salary, and allowed the executive to elect to pay additional premiums into the plan. The executive disability insurance program ensured salary continuation above the $15,000 monthly benefit limit provided by the broad based disability plan. The executive long-term care insurance program covered certain executives and their spouses in the event of chronic illness or disability. As a result of the phase-out of these programs, Tyco made its last premium payments under these policies in fiscal 2014.

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The limited perquisites and other benefits that we continue to provide consist of the following:

Executive Physicals – We strongly believe in investing in the health and well-being of our executives as an important component in providing continued effective leadership for our Company. This benefit is capped at $3,000 per year.

Use of Corporate Aircraft – Corporate aircraft is used primarily for business purposes. We maintain a formal aircraft policy overseen by the Nominating and Governance Committee which stipulates that the CEO is the only executive pre-approved to use Company aircraft for non-business purposes. Other executives may do so, by exception, if expressly approved by the CEO or the Board. There are no gross-ups paid with respect to personal use of aircraft.

Change in Control and Severance Benefits

We currently provide employment and severance arrangements that are essential to attract and retain executive talent and that are competitive with those provided to executive officers at other large companies publicly traded in the U.S. All cash payments and benefits are governed by a formal plan document. None of our Executive Officers currently have individual written terminations with the company providing for benefits outside the formal plan document.

Cash severance benefits, which do not exceed two times base salary and bonus, are intended to provide transitional assistance to executives who are separated from the company. In addition to cash severance benefits, executives are typically provided with benefits continuation for a period of up to 12 months and a lump-sum cash payment for the projected value of the employer portion of premiums for the severance period in excess of 12 months. In order to receive any cash payments or benefits under the plan, an executive must sign a general release and comply with non-compete and other restrictive covenants. In addition, change-in-control benefits are generally only payable upon a “double trigger”. This means that payments are only made in the event of a change in control and an involuntary termination without cause by the company or termination for good reason by the employee in connection with the change-in-control.

Severance and change-in-control benefits are reviewed on a regular basis to ensure that they remain aligned with the Company’s philosophy and best practice.

	Change in Control Termination	Other Termination

Triggering Events

■     Involuntary termination other than for Cause, permanent disability or death within the period beginning 60 days prior to and ending 2 years following a change in control.

■    Good Reason Resignation within the same time period.

■ Involuntary termination other than for Cause, permanent disability or death.

Cash Severance	2x base salary and target bonus	2x base salary and target bonus.
Release of Claims	Required	Required

Benefits Continuation	Yes – 12 months continuation. Cash payment for projected value of employer portion of premiums made for severance period in excess of 12 months	Yes – 12 months continuation. Cash payment for projected value of employer portion of premiums made for severance period in excess of 12 months

52	2015 Proxy Statement

Unvested Equity Award Treatment	Generally,	Generally,

Governed by individual award agreements	■ Options and RSUs fully vest and options remain exercisable until the earlier of 3 years following termination or the original term. ■ PSUs fully vest at higher of target or actual performance.

■     For awards granted prior to 10/12/11, RSUs and PSUs are forfeited unless retirement eligible* in which case pro-rata vesting.

■     One additional year of option vesting. Options remain exercisable until the earlier of 12 months (or in the case of retirement eligible executives, 36 months) following termination or the original term.

Excise tax gross-up payment	None.	N/A

Non-compete and similar provisions	■ Subject to confidentiality and non-disparagement covenants.	■ Prohibited from soliciting customers and employees for two years. ■ Prohibited from competing for one year. ■ Subject to confidentiality and non-disparagement covenants.

* Retirement eligible employees are those who are at least 55 and the sum of age and full years of service with the Company is at least 60.

As previously disclosed, Mr. McDonald submitted his resignation from his position as Executive Vice President and Chief Operating Officer, Installation & Services on November 13, 2014 with an effective date of November 21, 2014. In connection with his resignation, the Company entered a Separation of Employment Agreement and General Release with Mr. McDonald pursuant to which Mr. McDonald has released the Company from any claims he may have against the Company and its affiliates, including any claims to severance benefits, and has agreed that certain non-compete and non-solicitation agreements continue to apply post-separation. In exchange, the Company agreed to pay Mr. McDonald a lump sum of $1.5 million, which includes approximately $335,000 in annual incentive plan compensation in respect of fiscal 2014 results, as described above.

Compensation Planning and Process

The Compensation Committee evaluates many factors when designing and establishing executive compensation plans and targets. In determining appropriate compensation levels, the Compensation Committee considers critical data including the relative complexity and importance of the executive’s role within the organization, the executive’s experience, record of performance and potential, the compensation levels paid to similarly positioned executives at peer companies, general industry compensation data, and internal pay equity considerations. The peer group of companies that the Compensation Committee uses to review relative compensation levels is an important part of the pay-setting process.

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Peer Group

At least annually, the Compensation Committee and its independent advisor engage in a detailed analysis of the Company’s peers to ensure that the peer group remains relevant from a comparator business and talent perspective. The composition of the peer group is based on a number of factors, including whether the company has overlapping business lines and competes with us for talent. The Compensation Committee, with the assistance of its independent compensation consultant, analyzed up to 17 factors in confirming inclusion.

Current Peer Group (15)
Cintas Corporation Danaher Corp. DIRECTV Eaton Corporation plc Emerson Electric Co.	Honeywell International Inc. Ingersoll-Rand Plc Johnson Controls Inc. Motorola Solutions, Inc. Pitney Bowes Inc.	Republic Services, Inc. Rockwell Automation Inc. Stanley Black & Decker, Inc. Waste Management, Inc. Xerox Corp.

In addition to relying on the peer group, we also use general industry data (excluding financial service companies) adjusted for the approximate size and complexity of the post-separation Tyco, and other benchmark data from third party providers, as a secondary source to help determine compensation for the Executive Officers. Our talent strategy calls for both the development of internal leadership and the recruitment of highly experienced leaders from outside the Company. In developing executive compensation levels, we broadly target total direct compensation at the 50th percentile of the benchmark data adjusted for our size. Although these benchmarks represent useful guidelines, the Compensation Committee exercises discretion in setting individual executive compensation levels so that they appropriately reflect the executive’s value and expected contributions, as well as the executive’s leadership, commitment to our values, and potential for advancement.

In addition to our primary peer group, we also review the pay plans and practices of an additional seven companies which are not direct competitors but are among the companies where we source executive talent. These companies in some cases are larger in scope and although not relevant for benchmarking absolute pay levels, provide additional insight into current pay practices. These companies include: 3M Company, The ADT Corp., Automatic Data Processing, Dish Network, Corp., General Electric, Co., Time Warner Cable, Inc. and United Technologies Corp.

Role of Compensation Committee and Independent Consultant

The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers, Directors and employees are compensated according to these objectives, and assists the Board in carrying out responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. In addition to meeting the NYSE independence standards, each member of the Compensation Committee is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the Internal Revenue Code.

In carrying out its role in establishing executive compensation plans, the Compensation Committee receives advice from its independent compensation consultant, Farient Advisors LLC (“Farient”). The ongoing responsibilities of Farient include:

■	Providing an ongoing review and critique of our executive compensation philosophy, the strategies associated with it, and the composition of the peer group of companies;

54	2015 Proxy Statement

■	Preparing periodic competitive analyses and conveying advice regarding our compensation program design, pay mix, corporate performance and goal-setting, and pay-for-performance alignment;

■	Presenting updates on market trends;

■	Attending regular and special meetings of the Compensation Committee;

■	Regularly conducting private meetings with the Compensation Committee and/or Board without management representatives; and

■	Conducting an ongoing review and critique of our director compensation programs.

Farient does not provide any additional work to the company and satisfies NYSE consultant independence standards.

The chart below summarizes the process for developing, recommending and approving pay actions and strategies and the individuals and groups responsible for approving these decisions.

Pay Strategy and Recommendations	Advice	Recommendation	Approval
CEO	Independent Consultant	CHRC	Independent Members of the Board
Other Executive Officers	CEO/EVP HR
Senior Executives – Other direct reports to CEO and employees earning over a certain base salary level	EVP HR	CEO	CHRC
Annual Incentive Plan and Equity Awards for all employees (Incentive pools, performance goals, equity award terms, etc.)	EVP HR	CEO	CHRC
All other employee pay actions and programs	CHRC has granted CEO and his designees approval authority

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Governance Features

Risk Assessment of Compensation Programs

The Compensation Committee has assessed our executive and broad-based compensation programs to evaluate whether they drive behaviors that are demonstrably within the risk management parameters it deems prudent. During fiscal year 2014, the risk assessment process included a review of the design of short and long-term incentive compensation plans that had the potential to provide material payouts. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company based on consideration of the following factors.

Program Features	Other Risk Mitigators
■ Program weighted toward long-term incentives	■ Officer stock ownership guidelines

■ Balanced mix of performance measures focused on financial and operational achievements approved in advance by the Compensation Committee	■ Independent Compensation Committee oversight

■ Financial goals are tied to Board approved operating plan and consistent with goals communicated to shareholders	■ Pay recoupment policy

■ Threshold performance levels and maximum payout caps	■ Anti-hedging policy

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage inappropriate risk-taking; are compatible with effective internal controls and the risk management policies; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Stock Ownership Guidelines

In 2003, the Board established stock ownership and share retention guidelines for the executive management team. The Board believes that executives who own and hold a significant amount of Company stock are aligned with long-term shareholder interests. The guidelines apply to all of our Executive Officers. The Compensation Committee reviews compliance with our stock ownership guidelines annually.

The current stock ownership requirement for our Executive Officers is six times base salary for Mr. Oliver and three times base salary for each other Executive Officer. Tyco shares that count towards meeting the stock ownership requirement include full value equity awards (RSUs and PSUs), shares acquired through our benefit plans, and shares otherwise beneficially owned by the executive. We do not require that the stock ownership guidelines be attained within a certain period of time. Instead, the Compensation Committee reviews executive stock ownership regularly to ensure that our Executive Officers are making reasonable progress towards meeting their goals or maintaining their requisite ownership.

56	2015 Proxy Statement

Our stock retention guidelines require that our Executive Officers retain 75% of net (after-tax) shares acquired from the exercise of stock options or the vesting of RSUs until they attain their target stock ownership goal. Once that goal is attained, they cannot sell shares if it would result in the executive owning fewer shares than the target multiple. When an Executive Officer reaches the age of 62, the applicable target multiple is reduced by 50%. As of fiscal year end, all Executive Officers met or exceeded the applicable stock ownership multiple guideline.

Pay Recoupment Policy

Our pay recoupment policy currently provides that, in addition to any other remedies available to it and subject to applicable law, if the Board or any Committee of the Board determines that any annual or other incentive payment, equity award or other compensation received by an Executive Officer resulted from any financial result or operating metric that was impacted by the Executive Officer’s fraudulent or illegal conduct, the Board or a Board Committee may recover from the Executive Officer that compensation it considers appropriate under the circumstances. The Board has the sole discretion to make any and all determinations under this policy. The Board expects to update the pay recoupment policy when the regulations mandated by the Dodd-Frank Act are implemented by the Securities and Exchange Commission. At a minimum, the policy will comply with the Dodd-Frank Act and related regulations, but will likely retain features of the existing policy that are more expansive than the requirements of the Act.

Insider Trading and Anti-Hedging Policy

We maintain an insider trading policy, applicable to all employees and directors. The policy provides that our employees may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; disclose material non-public information to any unauthorized persons outside of the Company; or engage in hedging transactions through puts, calls, collars, options or similar rights and obligations involving the Company’s securities, other than the exercise of any Company-issued stock option. The policy also restricts trading for a limited group of Company employees (including executives and directors) to defined window periods that follow our quarterly earnings releases.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Submitted by the Compensation and Human Resources Committee:

Rajiv L. Gupta, Chair

Sandra S. Wijnberg

R. David Yost

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EXECUTIVE COMPENSATION TABLES

The following table sets forth information regarding the compensation of the Executive Officers of Tyco in fiscal 2014: George R. Oliver, Chief Executive Officer; Arun Nayar, Executive Vice President and Chief Financial Officer; Judith A. Reinsdorf, Executive Vice President and General Counsel; Lawrence B. Costello, Executive Vice President and Chief Human Resources Officer; and Brian L. McDonald, formerly the Executive Vice President and Chief Operating Officer, Installation and Services (Mr. McDonald resigned effective as of November 21, 2014). Salary and bonus include amounts that may be deferred at the Executive Officer’s election.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock / Unit Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
George R. Oliver Chief Executive Officer	2014	$993,750	$-	$3,150,175	$3,233,130	$1,312,500	$-	$308,752	$8,998,307
	2013	$975,000	$-	$4,044,596	$3,847,079	$1,023,750	$-	$240,095	$10,130,520
	2012	$610,000	$365,000	$1,747,016	$877,612	$494,100	$-	$153,718	$4,247,446
Arun Nayar EVP and Chief Financial Officer	2014	$510,417	$-	$805,999	$560,401	$441,000	$-	$101,218	$2,419,035
	2013	$500,000	$-	$1,486,352	$1,200,144	$420,000	$-	$92,638	$3,699,134
Judith A. Reinsdorf EVP and General Counsel	2014	$535,000	$-	$929,998	$646,622	$449,400	$-	$111,286	$2,672,306
	2013	$535,000	$-	$1,344,028	$999,368	$449,400	$-	$106,434	$3,434,230
	2012	$535,000	$200,000	$1,881,804	$746,233	$393,760	$-	$134,974	$3,891,771
Lawrence B. Costello EVP and Chief Human Resources Officer	2014	$442,708	$-	$619,999	$431,081	$262,700	$-	$38,469	$1,794,957
	2013	$425,000	$-	$1,143,790	$922,667	$312,375	$-	$33,381	$2,837,213
Brian L. McDonald Former EVP and Chief Operating Officer, I&S	2014	$495,000	$-	$495,961	$344,861	$334,125	$-	$68,219	$1,738,166
	2013	$477,500	$-	$1,012,000	$840,702	$441,788	$-	$83,485	$2,855,475

(1)	Bonus: The amounts reported for Mr. Oliver and Ms. Reinsdorf in 2012 represent a special one-time bonus related to the separation.

(2)	Stock/Unit Awards and Option Awards: The amounts in columns (e) and (f) reflect the fair value of equity awards granted in fiscal 2014, 2013, and 2012, which consisted of stock options, restricted stock units (“RSUs”) and performance share units (“PSUs”). These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. For PSUs, fair value is based on a model that considers the closing market price of Tyco common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance. The following amounts represent the maximum potential performance share value by individual for fiscal 2014: Mr. Oliver—$6,300,349; Mr. Nayar—$1,092,046; Ms. Reinsdorf—$1,260,023; Mr. Costello—$840,041; Mr. McDonald—$671,986.

58	2015 Proxy Statement

As previously disclosed, amounts in column (e) for fiscal 2012 and 2013 include the incremental fair value resulting from modifications of outstanding PSU awards.

(3)	Non-Equity Incentive Plan Compensation: The amounts reported in column (g) for each Executive Officer reflect annual cash incentive compensation for fiscal 2014, 2013 and 2012 (which was based on Company and individual performance in fiscal 2014, 2013 and 2012 and paid in the first quarter of fiscal 2015, 2014 and 2013, respectively). Annual incentive compensation is discussed in further detail above under the heading “Elements of Compensation—Annual Incentive Compensation.”

(4)	All Other Compensation: The fiscal 2014 amounts reported in column (i) for each Executive Officer represent insurance premiums paid by the Company for the benefit of the officer (and, in some cases, the officer’s spouse), costs related to personal use of Company aircraft, expatriate assignment benefits, Company contributions to 401(k) and non-qualified plans providing similar benefits, and other miscellaneous benefits. The components of All Other Compensation for each Executive Officer in each fiscal year are shown in the following table.

All Other Compensation Table

Named Executive	Fiscal Year	Cash Perquisite(a)	Supplemental Executive Insurance Benefits(b)			Personal Use of Company Aircraft (c)	Tax Gross- Ups(d)	International Assignment/ Expatriate Benefits(e)	Retirement Plan Contributions (f)	Miscellaneous(g)	Total All Other Compensation
			Variable Universal Life	Supplemental Disability	Long- Term Care
George R. Oliver	2014	-	$14,839	$12,428	$20,347	$145,832	-	-	$102,306	$13,000	$308,752
	2013	-	$14,839	$12,428	$20,347	$105,281	$1,625	-	$69,898	$15,677	$240,095
	2012	$15,250	$14,839	$14,837	$20,346	-	-	-	$77,281	$11,165	$153,718
Arun Nayar	2014	-	$20,868	$14,267	$17,544	-	-	-	$45,875	$2,664	$101,218
	2013	-	$20,868	$14,267	$17,544	-	-	-	$39,310	$649	$92,638
Judith A. Reinsdorf	2014	-	$9,681	$10,352	$29,783	-	-	-	$48,970	$12,500	$111,286
	2013	-	$9,681	$10,352	$29,783	-	-	-	$46,188	$10,430	$106,434
	2012	$13,375	$9,681	$12,762	$29,783	-	-	-	$56,373	$13,000	$134,974
Lawrence B. Costello	2014	-	-	-	-	-	-	-	$37,006	$1,463	$38,469
	2013	-	-	-	-	-	-	-	$32,236	$1,145	$33,381
Brian L. McDonald	2014	-	-	-	-	-	-	$4,098	$60,521	$3,600	$68,219
	2013	-	-	-	-	-	$8,267	$19,151	$22,411	$33,656	$83,485

(a)	Prior to this benefit being discontinued on January 1, 2012, cash perquisites reflected an annual cash perquisite payment equal to the lesser of 10% of the executive’s base salary and $70,000. Payments were made quarterly and adjusted to reflect changes in salary.

(b)	Supplemental Executive Insurance Benefits reflect premiums paid by the Company for insurance benefits for the executive and, in the case of long-term care, for the executive’s spouse as well. In December 2010, the Company ceased making premium payments for these benefits for newly hired or promoted executives. The Supplemental Group Disability plan ended December 31, 2012. The Company no longer met the required number of participants for this group plan. In December 2012, the Company initiated a two year phase out plan for the remaining Supplemental Executive Insurance Benefits, including the Universal Life, Individual Disability and the Long-Term Care Benefits. The last insurance premiums have been paid in fiscal 2014.

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(c)	The CEO is authorized to use Company-owned or -leased aircraft for personal travel. Other Executive Officers are permitted to use Company-owned or -leased aircraft if expressly approved by the Board or the CEO. For purposes of the Summary Compensation Table, the aggregate incremental pre-tax cost to the Company for personal use of Company aircraft is calculated using a method that takes into account the incremental cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs, including incremental costs associated with executives that are not in control of the aircraft, reduced by any amounts paid to the Company by the executive in respect of personal use. Because our aircraft are used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition costs of the Company-owned or -leased aircraft, and the cost of maintenance not related to trips.

(d)	The amount shown in fiscal 2013 for Mr. Oliver represent tax gross-up payment made with respect to reimbursement of a tax penalty arising from an administrative error by the non-qualified deferred compensation plan administrator. The amount shown in fiscal 2013 for Mr. McDonald represents a tax gross-up for relocation benefits.

(e)	Related to an international assignment that ended in fiscal year 2012, Mr. McDonald continued to receive tax preparation services from a third party in fiscal year 2014 and 2013, in accordance with our expatriate policy for U.S. citizens. The amounts shown in this column represent fees paid to the third party tax service company. In fiscal 2014 the fee was $3,890 and the tax gross up was $208.

(f)	Retirement plan contributions include matching contributions made by the Company on behalf of each executive to its tax-qualified 401(k) RSIP and to its non-qualified SSRP.

(g)	Miscellaneous compensation in fiscal 2014 includes matching charitable contributions made by the Company on behalf of Messrs. Oliver, Nayar, McDonald, and Ms. Reinsdorf. Also in 2014, executive physicals were provided to Messrs. Oliver, Costello, and Ms. Reinsdorf; and de minimis payments were made for fractional shares for Messrs. Nayar and Costello. Fiscal 2013 includes matching charitable contributions made by the Company on behalf of Messrs. Oliver, Nayar, McDonald, and Ms. Reinsdorf and for Mr. McDonald, the value of relocation benefits. Also, in fiscal 2013 executive physicals were provided to Messrs. Oliver, Costello, and McDonald; for Mr. Oliver a tax penalty arising from an administrative error by the plan administrator was paid; and de minimis payments were made for fractional shares for all except for Mr. Costello. In fiscal 2012, miscellaneous compensation includes matching charitable contributions made by the Company on behalf of Mr. Oliver and Ms. Reinsdorf. Also, in fiscal 2012 an executive physical was provided to Ms. Reinsdorf.

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Grants of Plan-Based Awards Table

The following table summarizes cash-based and equity-based awards for each of the Company’s Executive Officers that were granted with respect to fiscal 2014 under the 2012 SIP. Share amounts included in the table reflect the number of Tyco shares that are deliverable upon vesting with respect to each award.

Name	Grant Date	Board or Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (Mid- Point) (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
George R. Oliver	12/4/2013	12/4/2013	$625,000	$1,250,000	$2,500,000
	11/20/2013	11/20/2013				30,282	80,753	161,506				$3,150,175
	11/20/2013	11/20/2013								299,087	$37.15	$3,233,130

Arun Nayar	12/4/2013	12/4/2013	$210,000	$420,000	$840,000
	11/20/2013	11/20/2013				5,249	13,997	27,994				$546,023
	11/20/2013	11/20/2013							6,998			$259,976
	11/20/2013	11/20/2013								51,841	$37.15	$560,401

Judith A. Reinsdorf	12/4/2013	12/4/2013	$214,000	$428,000	$856,000
	11/20/2013	11/20/2013				6,056	16,150	32,300				$630,012
	11/20/2013	11/20/2013							8,075			$299,986
	11/20/2013	11/20/2013								59,817	$37.15	$646,622

Lawrence B. Costello	12/4/2013	12/4/2013	187,000	374,000	748,000
	11/20/2013	11/20/2013				4,038	10,767	21,534				$420,021
	11/20/2013	11/20/2013							5,383			$199,978
	11/20/2013	11/20/2013								39,878	$37.15	$431,081

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Name	Grant Date	Board or Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (Mid- Point) (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Brian L. McDonald	12/4/2013	12/4/2013	185,625	371,250	742,500
	11/20/2013	11/20/2013				3,230	8,613	17,226				$335,993
	11/20/2013	11/20/2013							4,306			$159,968
	11/20/2013	11/20/2013								31,902	$37.15	$344,861

(1)	Amounts reported in columns (d) through (f) represent potential cash payments under the annual performance bonuses that the Executive Officers could have earned under the Company’s annual incentive plan for fiscal 2014. The Board approved a maximum bonus payout of 0.50% of net income before special items for the CEO, subject to a cap of $5.0 million imposed by the 2012 SIP, and 0.25% for the other Executive Officers, subject to a cap of $2.5 million. The Compensation Committee further established a maximum payout of 200% of target. Threshold amounts assume minimum performance levels are achieved with respect to each performance measure.

(2)	Amounts in (g) through (i) represent potential share payouts with respect to PSUs assuming that threshold, target and maximum performance conditions are achieved.

(3)	Amounts in column (m) show the grant date fair value of the option awards, RSUs and PSUs granted to Executive Officers. These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC Topic 718), excluding the effect of estimated forfeitures. For grants of stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. For grants of PSUs, fair value is based on a model that considers the closing market price of Tyco common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of performance share units included in the table assumes target performance.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows, for each of the Executive Officers, all equity awards that were outstanding as of September 26, 2014. Dollar amounts are based on the NYSE closing price of $44.23 for the Company’s common stock on September 26, 2014. All of Mr. McDonald’s awards that vest after November 21, 2014, the date of his resignation, have been forfeited.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
George R. Oliver	104,785	-	$21.61	7/9/2016	59,926	$2,650,527	353,326	$15,627,609
	143,666	-	$26.37	7/1/2017
	70,821	-	$21.99	8/17/2018
	261,634	-	$14.33	10/6/2018
	192,633	-	$16.68	9/30/2019
	120,497	40,166	$18.43	10/11/2020
	67,583	67,584	$21.90	10/11/2021
	85,275	426,325	$27.14	11/19/2022
	-	299,087	$37.15	11/19/2023

Arun Nayar	13,847	-	$14.33	10/6/2018	45,301	$2,003,663	67,706	$2,994,636
	29,094	-	$16.68	9/30/2019
	19,846	9,923	$18.43	10/11/2020
	33,791	33,792	$21.90	10/11/2021
	17,725	141,875	$27.14	11/19/2022
	-	51,841	$37.15	11/19/2023

Judith A. Reinsdorf	44,648	-	$25.27	5/9/2017	49,094	$2,171,428	78,248	$3,460,909
	46,990	-	$26.37	7/1/2017
	24,620	-	$14.33	10/6/2018
	39,642	-	$16.68	9/30/2019
	50,614	16,872	$18.43	10/11/2020
	57,466	57,466	$21.90	10/11/2021
	20,450	112,450	$27.14	11/19/2022
	-	59,817	$37.15	11/19/2023

Lawrence B. Costello	64,500	50,169	$25.83	3/6/2022	44,211	$1,955,453	52,098	$2,304,295
	13,625	109,075	$27.14	11/19/2022
	-	39,878	$37.15	11/19/2023

Brian L. McDonald	-	7,457	$18.43	10/11/2020	32,856	$1,453,221	41,552	$1,837,845
	-	13,942	$21.90	10/11/2021
	-	100,900	$27.14	11/19/2022
	-	31,902	$37.15	11/19/2023

2015 Proxy Statement	63

(1)	Vesting information for each outstanding option award for the Executive Officers is described in the table below.

Vesting Date	Exercise Price	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Lawrence B. Costello	Brian L. McDonald
		Number Of Shares Underlying Awards
2014
10/12/2014	18.43	40,166	9,923	16,872		7,457
10/12/2014	21.90	33,792	16,896	28,733		6,971
11/20/2014	27.14	85,275	17,725	20,450	13,625	10,900
11/20/2014	37.15	74,771	12,960	14,954	9,969	7,975
2015
3/7/2015	25.83				32,251
10/12/2015	21.90	33,792	16,896	28,733		6,971
11/20/2015	27.14	255,775	106,425	71,550	81,825	79,100
11/20/2015	37.15	74,772	12,960	14,954	9,970	7,976
2016
3/7/2016	25.83				17,918
11/20/2016	27.14	85,275	17,725	20,450	13,625	10,900
11/20/2016	37.15	74,772	12,960	14,954	9,969	7,975
2017
11/20/2017	37.15	74,772	12,961	14,955	9,970	7,976

(2)	The amounts in columns (f) and (g) reflect, for each Executive Officer, the number and market value of RSUs which had been granted as of September 26, 2014, but which remained subject to additional vesting requirements. Scheduled vesting of all RSUs and the number of shares underlying awards, for each of the Executive Officer is as follows:

Vesting Date	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Lawrence B. Costello	Brian L. McDonald
	Number Of Shares Underlying Awards
2014
10/12/2014	7,701	3,836	6,520		3,062
11/20/2014		4,218	4,878	3,243	2,584
2015
3/7/2015				9,099
5/3/2015			7,613
10/12/2015	4,810	2,405	4,062		1,988
11/20/2015	23,708	16,537	11,989	12,726	12,067
2016
3/7/2016				5,057
11/20/2016	23,707	16,534	11,989	12,724	12,065
2017
11/20/2017		1,771	2,043	1,362	1,090

(3)	Amounts in columns (h) and (i) in the table above, and the amounts in the vesting schedule below, reflect the number and market value, as of September 26, 2014, of unvested PSUs held by each Executive Officer, assuming a maximum payout. The number of shares earned will depend upon actual performance relative to the applicable performance metrics at the end of the performance period.

Vesting Date	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Lawrence B. Costello	Brian L. McDonald
	Number Of Shares Underlying Awards
2015
9/25/2015	189,866	39,374	45,558	30,304	24,118
2016
9/30/2016	163,460	28,332	32,690	21,794	17,434

64	2015 Proxy Statement

Option Exercises and Stock Vested Table

The following table shows, for each of the Executive Officers, the amounts realized from options that were exercised and RSUs that vested during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
George R. Oliver	22,586	$ 505,540	87,331	$ 3,757,468
Arun Nayar	-	$ -	46,638	$ 1,989,914
Judith A. Reinsdorf	-	$ -	84,600	$ 3,608,431
Lawrence B. Costello	-	$ -	10,884	$ 465,443
Brian L. McDonald	77,628	$ 1,462,081	23,300	$ 971,756

Non-Qualified Deferred Compensation Table at Fiscal Year-End

The following table presents information on the non-qualified deferred compensation accounts of each Executive Officer at September 26, 2014.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)(1)	(c)(1)	(d)(2)	(e)(3)	(f)
George R. Oliver	$119,413	$89,807	$67,796	$(41,900)	$665,689
Arun Nayar	$369,283	$33,375	$334,129	$(147,428)	$3,004,575
Judith A. Reinsdorf	$53,908	$38,256	$172,958	$-	$1,632,060
Lawrence B. Costello	$291,599	$24,506	$37,030	$-	$443,822
Brian L. McDonald	$47,245	$34,907	$38,559	$(66,453)	$551,700

(1)	Amounts in columns (b) and (c) include employee and Company contributions, respectively, under Tyco’s Supplemental Savings and Retirement Plan (the “SSRP”), a non-qualified retirement savings plan. All of the amounts shown in column (c) are included in the Summary Compensation Table under the column heading “All Other Compensation.” Under the terms of the SSRP, an eligible executive may choose to defer up to 50% of his or her base salary and up to 100% of his or her performance bonus.

(2)	Amounts in column (d) include earnings or (losses) on the Executive Officer’s notional account in the SSRP. Investment options under the SSRP include only funds that are available under Tyco’s tax-qualified 401(k) retirement plans.

(3)	Under the SSRP, participants may elect to receive distributions in a single lump sum payment or in up to 15 annual installments. A participant who is still employed by Tyco may begin receiving distributions under each plan after a minimum of five years have elapsed from the plan year for which contributions have been made. A participant who has left Tyco must begin receiving distributions upon his or her termination of employment or retirement.

2015 Proxy Statement	65

Potential Payments upon Termination and Change in Control

The following table summarizes the severance benefits that would have been payable to the Executive Officers upon termination of employment or upon the occurrence of a change in control, assuming that the triggering event or events occurred on September 26, 2014. Equity award amounts are based on the closing share price of $44.23 on the NYSE on September 26, 2014.

The hypothetical severance benefits shown below under the Change-in-Control columns reflect amounts that would have been payable under the Company’s Change in Control Severance Plan for Certain U.S. Officers and Executives (the “CIC Severance Plan”). Similarly, amounts shown under the Other Termination columns reflect benefits that would have been payable under the Company’s Severance Plan for U.S. Officers and Executives (the “Severance Plan”).

	Change in Control		Other Terminations
Name / Form of Compensation	Without Qualified Termination	With Qualified Termination	With Cause	Without Cause	Resignation/ Retirement	Death or Disability

(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)
George R. Oliver
Severance	-	$4,500,000	-	$4,500,000	-	$ -
Benefit & Perquisite Continuation(2)(4)	-	$20,881	-	$20,881	-	$1,150,000
Accelerated Vesting of Equity Awards(3)	-	$30,226,838	-	$3,248,151	-	$30,226,838

Arun Nayar
Severance	-	$1,890,000	-	$1,890,000	-	$ -
Benefit & Perquisite Continuation(2)(4)	-	$20,881	-	$20,881	-	$820,000
Accelerated Vesting of Equity Awards(3)(5)	-	$8,800,474	-	$3,720,929	-	$8,800,474

Judith A. Reinsdorf
Severance	-	$1,926,000	-	$1,926,000	-	$ -
Benefit & Perquisite Continuation(2)(4)	-	$30,553	-	$30,553	-	$1,000,000
Accelerated Vesting of Equity Awards(3)	-	$9,695,967	-	$1,426,327	-	$9,695,967

Lawrence B. Costello
Severance	-	$1,683,000	-	$1,683,000	-	$ -
Benefit & Perquisite Continuation(2)	-	$18,839	-	$18,839	-	$ -
Accelerated Vesting of Equity Awards(3)(5)	-	$7,329,184	-	$3,065,081	-	$7,329,184

Brian L. McDonald
Severance	-	$1,629,377	-	$1,732,500	-	$ -
Benefit & Perquisite Continuation(2)	-	$30,553	-	$30,553	-	$ -
Accelerated Vesting of Equity Awards(3)	-	$5,744,994	-	$534,321	-	$5,744,994

66	2015 Proxy Statement

(1)	Under the CIC Severance Plan, the Executive Officers would have been entitled to a severance payment of two times base salary and two times target bonus, subject to possible reduction if the excise tax under Section 4999 would apply ($103,123 reduction in the case of Mr. McDonald). Under the Severance Plan, the Executive Officers would have been entitled to salary continuation and bonus payments for the 24 months following termination of employment. In addition to the amounts included in this table, the Executive Officers would have been entitled to the annual performance bonus for the year in which employment was terminated. The bonus payments are included in the Summary Compensation table under the column heading “Non-Equity Incentive Compensation,” and are discussed above under the heading “Elements of Compensation—Annual Incentive Compensation.”

(2)	For the Executive Officers, medical and dental benefits are provided under the CIC Severance Plan or the Severance Plan, which both provided for 12 months of continuing coverage, and if the executive’s severance period is greater than 12 months, the executive would be entitled to a cash payment equal to the projected value of the employer portion of premiums during the severance period in excess of 12 months. The Executive Officers are also provided with 12-month outplacement services under the CIC Severance Plan or the Severance Plan. For Messrs. Oliver and Nayar and Ms. Reinsdorf, not included is the value of the executive disability insurance program that provides salary continuation of an additional $20,000 above the $15,000 monthly benefit provided by our broad based disability plan. This plan was discontinued as of the end of fiscal 2014.

(3)	Amounts represent the intrinsic value of unvested Tyco equity awards and stock options that would have vested upon a triggering event for the Executive Officers. Amounts in respect of PSUs assume maximum payouts. The number of shares earned will depend upon actual performance relative to the applicable performance metrics at the end of the performance period.

(4)	Amounts in column (g) represent the Company-provided supplemental life insurance benefit for Messrs. Oliver, Nayar and Ms. Reinsdorf that would have been delivered upon the death of the executive.

(5)	For Messrs. Nayar and Costello, who are retirement eligible based upon age and service, the value of certain equity awards that would immediately become deliverable upon retirement are not included because these awards are no longer subject to a significant vesting requirement.

2015 Proxy Statement	67

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three Directors, each of whom the Board has determined meets the independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a charter approved by the Board, which is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Management assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Tyco’s independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States to obtain reasonable assurance that Tyco’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

In this context, the Audit Committee has reviewed the U.S. GAAP consolidated financial statements for the fiscal year ended September 26, 2014, and has met and held discussions with management, the internal auditors and the independent auditors concerning these financial statements, as well as the report of management and the report of the independent registered public accounting firm regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. Management represented to the Committee that Tyco’s U.S. GAAP consolidated financial statements were prepared in accordance with U.S. GAAP. In addition, the Committee has discussed with the independent auditors the auditors’ independence from Tyco and its management as required under Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board include Tyco’s audited consolidated financial statements in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 filed with the Securities and Exchange Commission and that such report be included in Tyco’s annual report to shareholders for the fiscal year ended September 26, 2014.

Submitted by the Audit Committee,

Brendan R. O’Neill, Chair

Michael E. Daniels

Jürgen Tinggren

68	2015 Proxy Statement

OTHER IMPORTANT INFORMATION

Presentation of Irish Statutory Accounts

The Company’s Irish Statutory Accounts for the fiscal year ended September 26, 2014, including the reports of the Directors and auditors thereon, will be presented at the Annual General Meeting. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. The Company’s Irish Statutory Accounts are available with the Proxy Statement, the Company’s Annual Report on Form 10-K and other proxy materials at www.proxyvote.com, and in the Investor Relations section of the Company’s website at www.tyco.com.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of registered shares beneficially owned as of December 31, 2014 by each current director, each Executive Officer and the directors and executive officers of Tyco as a group.

Beneficial Owner	Title	Number of ordinary shares Beneficially Owned(1)	Percentage of Class

Edward D. Breen(3)(4)	Chair of the Board of Directors	3,595,312	*
Herman E. Bulls	Director	2,500	*
Lawrence B. Costello(3)	Executive Officer	81,988	*
Michael E. Daniels	Director	57,935	*
Frank M. Drendel	Director	9,563	*
Brian Duperreault(2)	Lead Director	29,282	*
Rajiv L. Gupta(2)	Director	28,598	*
Arun Nayar(3)	Executive Officer	269,757	*
George R. Oliver(3)	CEO and Director	1,481,383	*
Brendan R. O’Neill(2)	Director	31,673	*
Judith A. Reinsdorf(3)	Executive Officer	523,436	*
Jürgen Tinggren	Director	0	*
Sandra S. Wijnberg(2)	Director	34,525	*
R. David Yost	Director	29,030	*
All current Directors and executive officers as a group (15 persons)		6,250,821	1.5%

*          Less than 1.0%

(1)        The number shown reflects the number of ordinary shares owned beneficially as of December 31, 2014, based on information furnished by the persons named, public filings and Tyco’s records. A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, ordinary shares beneficially owned by a person include ordinary shares of which the person has the right to acquire beneficial ownership within 60 days after December 31, 2014. There were 419,910,940 Tyco ordinary shares outstanding on such date.

2015 Proxy Statement	69

(2)        Includes vested DSUs as follows: Mr. Duperreault, 18,329; Mr. Gupta, 15,158; Dr. O’Neill, 21,191; and Ms. Wijnberg, 21,191. Distribution of DSUs will occur upon the earliest of (i) the termination of the individual from the Company’s Board (other than for cause), (ii) a change in control of the Company and (iii) December 31, 2017. Upon the occurrence of such event, the Company will issue the number of Tyco ordinary shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

(3)        Includes the maximum number of shares for which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest within 60 days of December 31, 2014 as follows: Mr. Breen, 2,356,925; Mr. Costello, 65,884; Mr. Nayar, 171,807, Mr. Oliver, 1,213,140; and Ms. Reinsdorf, 365,439.

(4)        Includes 52,000 shares held in the Edward D. Breen 2014-I GRAT and 114,810 shares held in the Edward D. Breen 2014-II GRAT.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Tyco’s officers and Directors and persons who beneficially own more than 10% of Tyco’s ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco’s administrative staff assists Tyco’s officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco’s review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco believes that all of its officers, Directors and beneficial owners of more than 10% of its ordinary shares complied with Section 16(a) during Tyco’s fiscal year ended September 26, 2014.

Costs of Solicitation

We will pay the cost of solicitation of proxies. We have engaged Mackenzie Partners as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500, plus expenses. In addition to the use of the mails, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at an Annual General Meeting of our shareholders. We are first mailing this proxy statement and the accompanying form of proxy to shareholders beginning on or about January 15, 2015.

Shareholder Proposals for the 2016 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Memorandum and Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the proxy statement for next year’s Annual General Meeting must be received by Tyco no later than September 17, 2015. Such proposals should be sent to our Secretary at our registered address, which is: Unit 1202 Building 1000 City Gate, Mahon, Cork, Ireland. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association, and must be a proper subject for shareholder action under applicable law.

70	2015 Proxy Statement

A shareholder may otherwise propose business for consideration or nominate persons for election to our Board of Directors in compliance with U.S. federal proxy rules, applicable law and other legal requirements, without seeking to have the proposal included in Tyco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Rule 14a-4 of the Exchange Act governs the use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed as an agenda item in the proxy statement. With respect to the 2016 Annual General Meeting, if Tyco is not provided notice of a stockholder proposal prior to December 1, 2015, discretionary voting authority will be permitted when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented. Note that if specific voting instructions are not provided to the independent proxy, shareholders who submit a proxy card instruct the independent proxy to vote their shares in accordance with the recommendations of the Board of Directors with regard to the items appearing on the agenda.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s Web site (http://www.sec.gov).

The SEC’s Web site contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a Web site on the Internet at http://www.tyco.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy.

2015 Proxy Statement	71

NON-GAAP RECONCILIATIONS

Organic revenue and operating income and margin before special items are non-GAAP measures and should not be considered replacements for GAAP results. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). For compensation purposes, revenue associated with businesses divested during the year is subtracted from target amounts and expected revenue from acquisitions is added. Actual revenue for compensation purposes is calculated on a constant currency basis using prior year exchange rates. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies. Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers.

The company has presented its operating income and margins before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. This measure is useful for investors because it permits more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between operating income before special items and operating income (the most comparable GAAP measures) consists of the impact of the special items noted above. For compensation purposes, additional adjustments may be made as deemed appropriate by the Compensation Committee resulting in variances between reported operating income before special items and operating income before special items for compensation purposes. The limitation of this measure is that it excludes the impact (which may be material) of items that increase or decrease the company’s reported operating income. This limitation is best addressed by using the non-GAAP measure in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The Company has also presented various cash flow metrics. Free cash flow (FCF) is a useful measure of the company’s cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

■	net capital expenditures,

■	dealer generated accounts and bulk accounts purchased,

■	cash paid for purchase accounting and holdback liabilities, and

■	voluntary pension contributions.

72	2015 Proxy Statement

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, the company presents adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted above. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

Earnings Per Share Reconciliation (Unaudited)
	Years Ended

	Sept. 26, 2014	Sept. 27, 2013

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$1.71	$0.94

expense / (benefit)

Restructuring and repositioning activities	0.14	0.21

Separation costs included in SG&A	0.08	0.10

(Gains) / losses on divestitures, net included in SG&A	(0.01)	0.04

Acquisition / integration costs	-	0.01

Asbestos	0.63	0.03

Environmental remediation	-	0.13

Tyco share of Atkore impairment	-	0.03

Legacy legal items	-	0.04

Loss on sale of investment	0.02	-

CIT settlement	(0.03)	-

Settlement with former management	(0.13)	-

Separation costs	-	0.02

Tax items	0.03	0.04

2012 Tax Sharing Agreement	0.01	0.07

Gain on sale of Atkore divestiture	(0.46)	-
Total Before Special Items	$1.99	$1.66

2015 Proxy Statement	73

Operating Income Reconciliation

(Unaudited)

expense / (benefit)

Year Ended September 26, 2014

Segments
	NA Installation & Services	ROW Installation & Services	Global Products	Segment Revenue	Corporate and Other	Total Revenue
Revenue (GAAP)	$3,876	$3,920	$2,544	$10,340	$-	$10,340

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin
Operating Income (GAAP)	$450	11.6%	$409	10.4%	$458	18.0%	$1,317	12.7%	($620)	N/M	$697	6.7%

Restructuring and repositioning activities	13		31		10		54		37		91

Restructuring charges in cost of sales and SG&A					2		2				2

Separation costs included in SG&A	51						51		1		52

(Gains) / losses on divestitures, net included in SG&A			1				1		(3)		(2)

Acquisition / integration costs			3				3				3

Settlement with former management									(96)		(96)

Asbestos									462		462

IRS litigation costs									4		4

CIT settlement									(16)		(16)

Loss on sale of investment			7				7				7

Separation costs									1		1
Total Before Special Items	$514	13.3%	$451	11.5%	$470	18.5%	$1,435	13.9%	($230)	N/M	$1,205	11.7%

Year Ended September 27, 2013

Segments
	NA Installation & Services	ROW Installation & Services	Global Products	Segment Revenue	Corporate and Other	Total Revenue
Revenue (GAAP)	$3,891	$3,843	$2,339	$10,073	$-	$10,073

74	2015 Proxy Statement

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin
Operating Income (GAAP)	$388	10.0%	$333	8.7%	$307	13.1%	$1,028	10.2%	($319)	N/M	$709	7.0%

Restructuring and repositioning activities	36		63		12		111		19		130

Separation costs included in SG&A	49						49		12		61

(Gains) / losses on divestitures, net included in SG&A	1		14				15		5		20

Acquisition / integration costs			2		2		4				4

Asset impairment charges			1				1				1

Asbestos									12		12

Environmental remediation					100		100				100

Legacy legal items									27		27

Separation costs									8		8
Total Before Special Items	$474	12.2%	$413	10.7%	$421	18.0%	$1,308	13.0%	($236)	N/M	$1,072	10.6%

Tyco International Ltd.

Organic Growth Reconciliation—Revenue

(Unaudited)

(in millions)

Year Ended September 26, 2014

	Net Revenue for the Year Ended September 27, 2013	Base Year Adjustment Divestitures / Other(2)		Adjusted Fiscal 2013 Base Revenue	Foreign Currency		Acquisitions		Organic Revenue(1)		Net Revenue for the Year Ended September 26, 2014
NA Installation & Services	$3,891	$(42)	(1.1)%	$3,849	$(29)	(0.7)%	$19	0.5%	$37	1.0%	$3,876	(0.4)%
ROW Installation & Services	3,843	(67)	(1.7)%	3,776	(46)	(1.2)%	119	3.1%	71	1.9%	3,920	2.0%
Global Products	2,339	2	0.1%	2,341	(7)	(0.3)%	63	2.7%	147	6.3%	2,544	8.8%

Total Net Revenue	$10,073	$(107)	(1.1)%	$9,966	$(82)	(0.8)%	$201	2.0%	$255	2.6%	$10,340	2.7%

(1)	Organic revenue growth based on adjusted fiscal 2013 base revenue.

(2)	Amounts include the transfer of a business from NA Installation and Services to Global Products.

Year Ended September 27, 2013

	Net Revenue for the Year Ended September 28, 2012	Base Year Adjustments Divestitures / Other(3)		Adjusted Fiscal 2013 Base Revenue	Foreign Currency		Acquisitions		Other(2)		Organic Revenue(1)		Net Revenue for the Year Ended September 27, 2013
NA Installation & Services	$3,962	$(30)	(0.8)%	$3,932	$(3)	(0.1)%	$7	0.2%	-	-%	$(45)	(1.1)%	$3,891	(1.8)%
ROW Installation & Services	3,830	(10)	(0.3)%	3,820	(64)	(1.7)%	93	2.4%	-	-%	(6)	(0.2)%	3,843	0.3%
Global Products	2,100	2	0.1%	2,102	(3)	(0.1)%	68	3.2%	39	1.9%	133	6.3%	2,339	11.4%

Total Net Revenue	$9,892	$(38)	(0.4)%	$9,854	$(70)	(0.7)%	$168	1.7%	$39	0.4%	$82	0.8%	$10,073	1.8%

(1)	Organic revenue growth based on adjusted fiscal 2012 base revenue.

(2)	Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3)	Amounts include the transfer of a business from NA Installation and Services to Global Products.

2015 Proxy Statement	75

Reconciliation to Free Cash Flow

(Unaudited)

(in millions)

	For the Years Ended
	September 26, 2014	September 27, 2013
Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$831	$694
Capital expenditures, net	(278)	(265)
Acquisition of dealer generated customer accounts and bulk account purchases	(25)	(19)
Purchase accounting and holdback liabilities	-	(2)

Free Cash Flow	$528	$408

Reconciliation to “Adjusted Free Cash Flow”:
CIT settlement	$(17)	$-
Separation costs	108	188
Restructuring and repositioning costs	104	95
Environmental remediation payments	63	51
Legal settlements	6	46
Net asbestos payments (recoveries)	18	(14)
Cash payment from Covidien/TE Connectivity	149	11
Cash payment from ADT Resi/Pentair	39	-
Acquisition/integration costs	3	1

Special Items	$473	$378

Adjusted Free Cash Flow	$1,001	$786

76	2015 Proxy Statement

TYCO INTERNATIONAL PLC UNIT 1202 BUILDING 1000, CITY GATE MAHON, CORK, IRELAND VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M80285-P57961-Z64443 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TYCO INTERNATIONAL PLC Ordinary Business The Board of Directors recommends you vote FOR the following proposals: 1. By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2016: Nominees: For Against Abstain 1a. Edward D. Breen For Against Abstain 1b. Herman E. Bulls 2.a To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company. 1c. Michael E. Daniels 2.b To authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. 1d. Frank M. Drendel 1e. Brian Duperreault Special Business For Against Abstain 1f. Rajiv L. Gupta 3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. 1g. George R. Oliver 4. To determine the price range at which the Company can reissue shares that it holds as treasury shares (Special Resolution). 1h. Brendan R. O’Neill 5. To approve, in a non-binding advisory vote, the compensation of the named executive officers. 1i. Jürgen Tinggren Please indicate if you plan to attend this meeting. Yes No 1j. Sandra S. Wijnberg 1k. R. David Yost Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET 2015 Annual General Meeting of Shareholders of Tyco International plc March 4, 2015 3:00 PM, Local Time The Merrion Hotel 24 Upper Merrion Street Dublin 2, Ireland Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Combined Document is available at www.proxyvote.com. M80286-P57961-Z64443 TYCO INTERNATIONAL PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) George R. Oliver and Arun Nayar, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Tyco International plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 p.m., local time on Wednesday, March 4, 2015 at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE 1. By separate resolutions, to elect the individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2016 2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration 3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares 4. To determine the price range at which the Company can reissue shares that it holds as treasury shares (Special Resolution) 5. To approve, in a non-binding advisory vote, the compensation of the named executive officers